Filed Pursuant to Rule 424(b)(3)

Registration No. 333-261578

PROSPECTUS SUPPLEMENT NO. 6

(to Prospectus dated May 2, 2022)

Local Bounti Corporation

Up to 71,975,761 Shares of Common Stock

Up to 11,539,216 Shares of Common Stock Issuable Upon Exercise of Warrants

Up to 5,333,333 Warrants

This prospectus supplement supplements the prospectus dated May 2, 2022 (the “Prospectus”), which forms a part of our registration statement on Form S-1 (No. 333-261578). This prospectus supplement is being filed to update and supplement the information in the Prospectus with the information contained in our Current Report on Form 8-K, filed with the Securities and Exchange Commission on October 24, 2022 (the “Current Report”). Accordingly, we have attached the Current Report to this prospectus supplement.

The Prospectus and this prospectus supplement relate to the offer and sale from time to time by the selling securityholders named in the Prospectus (the “Selling Securityholders”) of up to (A) 83,514,977 shares of our common stock, par value $0.0001 per share (the “Common Stock”), which consists of up to (i) 15,000,000 shares of Common Stock issued in a private placement pursuant to subscription agreements entered into on June 17, 2021 and November 4, 2021, (ii) 5,333,333 shares of Common Stock that are issuable by us upon the exercise of 5,333,333 warrants (the “Private Warrants”) originally issued in a private placement to the Sponsor in connection with the initial public offering (the “IPO”) of Leo Holdings III Corp (our predecessor company), at an exercise price of $11.50 per share of Common Stock; (iii) 5,500,000 shares of Common Stock that are issuable by us upon the exercise of 5,500,000 warrants originally issued in connection with the IPO at an exercise price of $11.50 per share of Stock that were previously registered (the “Public Warrants”); (iv) 705,883 shares of Common Stock that are issuable by us upon the exercise of 705,883 warrants assumed in connection with the closing of the Business Combination (as defined in the Prospectus) held by a commercial partner; (v) 56,734,761 shares of Common Stock issued upon consummation of our business combination pursuant to the Business Combination Agreement (as defined in the Prospectus) and held by certain of our officers, directors and greater than 5% stockholders and their affiliated entities; (vi) 241,000 shares of Common Stock issued to satisfy fees related to the Business Combination; and (B) 5,333,333 Private Warrants.

Our Common Stock and Public Warrants are listed on the New York Stock Exchange under the symbols “LOCL” and “LOCL WS,” respectively. On October 24, 2022, the closing price of our Common Stock was $2.55 and the closing price for our Public Warrants was $0.30.

This prospectus supplement updates and supplements the information in the Prospectus and is not complete without, and may not be delivered or utilized except in combination with, the Prospectus, including any amendments or supplements thereto. This prospectus supplement should be read in conjunction with the Prospectus and if there is any inconsistency between the information in the Prospectus and this prospectus supplement, you should rely on the information in this prospectus supplement.

See the section entitled “Risk Factors” beginning on page 8 of the Prospectus to read about factors you should consider before buying our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is October 25, 2022.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 21, 2022

LOCAL BOUNTI CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-40125	98-1584830
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 W. Main St.

Hamilton, MT 59840

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (800) 640-4016

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value of $0.0001 per share	LOCL	New York Stock Exchange
Warrants, each exercisable for one share of Common Stock for $11.50 per share	LOCL WS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into a Material Definitive Agreement.

Private Placement

On October 21, 2022 (the “Agreement Date”), Local Bounti Corporation, a Delaware corporation (the “Company”), entered into a securities purchase agreement (the “Securities Purchase Agreement”) with certain purchasers (the “Purchasers”), pursuant to which the Company agreed to issue and sell to the Purchasers, in a private placement, shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”). The closing price of the Common Stock on the New York Stock Exchange on October 20, 2022 (the last trading day before the Agreement Date) was $2.50 per share.

Pursuant to the Securities Purchase Agreement, the Company agreed to sell and the Purchasers agreed to purchase 9,320,000 shares (the “Common Shares”) of Common Stock at a purchase price of $2.50 per share (the “Private Placement”). At an initial closing under the Securities Purchase Agreement on October 21, 2022, the Company sold and certain Purchasers purchased 6,120,000 of the Common Shares for gross proceeds of $15.3 million. The remaining 3,200,000 Common Shares will be sold in a subsequent closing under the Securities Purchase Agreement conditioned only upon the effectiveness of a resale registration statement covering the resale of such Common Shares, which is expected to occur no later than early November 2022.

Affiliates of certain members of our Board of Directors and executive officers purchased an aggregate of 280,000 shares of Common Stock in the Private Placement.

The gross proceeds to the Company from the Private Placement, before deducting estimated offering expenses payable by the Company, will be approximately $23.3 million. The Company expects to use the net proceeds for general corporate purposes.

The representations, warranties and covenants contained in the Securities Purchase Agreement were made solely for the benefit of the parties thereto and may be subject to limitations agreed upon by the contracting parties. The foregoing description of the Securities Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Securities Purchase Agreement, a copy of which is filed as Exhibit 10.1, and incorporated by reference herein.

Registration Rights Agreement

In connection with the Private Placement, the Company entered into a registration rights agreement (the “Registration Rights Agreement”) with the Purchasers, pursuant to which the Company agrees to register for resale the Common Shares (the “Registrable Securities”). Under the Registration Rights Agreement, the Company has agreed to file a registration statement covering the resale by the Purchasers of the Registrable Securities within 10 business days of the closing of the Securities Purchase Agreement (the “Filing Deadline”). The Company has agreed to use commercially reasonable efforts to cause such registration statement to become effective and to keep such registration statement effective until such time as there are no longer Registrable Securities held by the Purchasers (the “Effectiveness Period”). The Company has agreed to be responsible for all fees and expenses incurred in connection with the registration of the Registrable Securities.

If (i) the initial registration statement covering the Registrable Securities is not filed with the SEC on or prior to the Filing Deadline, (ii) the initial registration statement or any other registration statement, as applicable, is not declared effective by the SEC (or otherwise does not become effective) for any reason on or prior to the applicable Effectiveness Deadline (as defined in the Registration Rights Agreement), (iii) after its Effective Date (as defined in the Registration Rights Agreement), (A) such registration statement ceases for any reason (including without limitation by reason of a stop order, or the Company’s failure to update the registration statement), to remain continuously effective as to all Registrable Securities for which it is required to be effective, or (B) the Purchasers are not permitted to utilize the prospectus therein to resell such Registrable Securities (other than during an Allowed Delay (as defined in the Registration Rights Agreement)), (iv) an Allowed Delay applicable to a registration statement exceeds 30 consecutive trading days or 60 total trading days in any 12-month period, or (v) after the Filing Deadline, and only in the event a registration statement is not effective or available to sell all Registrable Securities, the Company fails to file with the

SEC any required reports under Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, such that it is not in compliance with Rule 144(c)(1), as a result of which the Purchasers who are not affiliates are unable to sell Registrable Securities without restriction under Rule 144 (any such failure or breach in clauses (i) through (v) above being referred to as an “Event,” and, for purposes of clauses (i), (ii), (iii) or (v), the date on which such Event occurs, or for purposes of clause (iv) the date on which such Allowed Delay is exceeded, being referred to as an “Event Date”), then, in addition to any other rights the Purchasers may have under the Registration Rights Agreement or under applicable law on each such Event Date and on each monthly anniversary of each such Event Date (if the applicable Event shall not have been cured by such date) until the applicable Event is cured, the Company will pay to each Purchaser an amount in cash, as liquidated damages and not as a penalty (“Liquidated Damages”), equal to 1% of the aggregate purchase price paid by such Purchaser pursuant to the Purchase Agreement for any Registrable Securities held by such Purchaser on the Event Date, but in no event shall the aggregate amount of Liquidated Damages (or interest thereon) paid any Purchaser exceed, in the aggregate, 5.0% of the aggregate purchase price of the shares of Common Stock purchased by such Purchaser under the Securities Purchase Agreement.

The Company has granted the Purchasers customary indemnification rights in connection with the registration statement, including for liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”). The Purchasers have also granted the Company customary indemnification rights in connection with the registration statement.

The representations, warranties and covenants contained in the Registration Rights Agreement were made solely for the benefit of the parties thereto and may be subject to limitations agreed upon by the contracting parties. The foregoing description of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Registration Rights Agreement, a copy of which is filed as Exhibit 10.2, and incorporated by reference herein.

Item 3.02 Unregistered Sales of Equity Securities.

The information contained in Item 1.01 above related to the Private Placement is hereby incorporated by reference into this Item 3.02. Based in part upon the representations of the Purchasers in the Securities Purchase Agreement, the offering and sale of the Securities will be exempt from registration under Section 4(a)(2) of the Securities Act, Rule 506 of Regulation D promulgated under the Securities Act, and corresponding provisions of state securities or “blue sky” laws. The sales of the Securities by the Company in the Private Placement will not be registered under the Securities Act or any state securities laws and the Securities may not be offered or sold in the United States absent registration with the Securities and Exchange Commission or an applicable exemption from the registration requirements. The sale of the Securities will not involve a public offering and will be made without general solicitation or general advertising. In the Securities Purchase Agreement, each Purchaser represented that it is an accredited investor, as such term is defined in Rule 501(a) of Regulation D under the Securities Act, and it is acquiring the Securities for investment purposes only and not with a view to any resale, distribution or other disposition of the Securities in violation of the United States federal securities laws.

Item 3.03. Material Modification to Rights of Security Holders.

The information called for by this item is contained in Item 1.01 above, which is incorporated herein by reference.

Item 8.01 Other Events.

On October 24, 2022, the Company issued a press release announcing the Private Placement. The full text of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy the Securities discussed herein, nor shall there be any offer, solicitation, or sale of such Securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1	Securities Purchase Agreement, dated October 21, 2022, by and among the Registrant and the Purchasers named therein

10.2	Registration Rights Agreement, dated October 21, 2022, by and among the Registrant and the Purchasers named therein

99.1	Press Release, dated October 24, 2022

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 24, 2022

LOCAL BOUNTI CORPORATION

By:	/s/ Kathleen Valiasek
Kathleen Valiasek
Chief Financial Officer

Exhibit 10.1

Execution Version

SECURITIES PURCHASE AGREEMENT

This SECURITIES PURCHASE AGREEMENT (this “Agreement”) is made and entered into as of October 21, 2022 by and among Local Bounti Corporation, a Delaware corporation (the “Company”), and each of the Investors identified on EXHIBIT A attached hereto (each an “Investor” and collectively the “Investors”).

WHEREAS, the Company and each Investor is executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and/or Rule 506 of Regulation D (“Regulation D”) as promulgated by the U.S. Securities and Exchange Commission (the “SEC”) under the Securities Act.

WHEREAS, the Investors, severally and not jointly, wish to purchase from the Company, and the Company wishes to sell and issue to the Investors, upon the terms and subject to the conditions stated in this Agreement, up to an aggregate of $23,300,000 (the “Financing Amount”) of shares (the “Securities”) of the Company’s Common Stock, par value $0.0001 per share (the “Common Stock”).

WHEREAS, contemporaneously with the sale of the Securities, the parties hereto will execute and deliver a Registration Rights Agreement, in the form attached hereto as Exhibit B (the “Registration Rights Agreement”), pursuant to which the Company will agree to provide certain registration rights in respect of the Securities under the Securities Act, and the rules and regulations promulgated thereunder, and applicable state securities laws.

NOW, THEREFORE, in consideration of the mutual promises made herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.    Definitions. For the purposes of this Agreement, the following terms shall have the meanings set forth below:

“Affiliate” means, with respect to any Person, any other Person which directly or indirectly through one or more intermediaries Controls, is controlled by, or is under common Control with, such Person.

“Agreement” has the meaning set forth in the Preamble.

“Benefit Plan” or “Benefit Plans” shall mean employee benefit plans as defined in Section 3(3) of ERISA and all other employee benefit practices or arrangements, including any such practices or arrangements providing severance pay, sick leave, vacation pay, salary continuation for disability, retirement benefits, deferred compensation, bonus pay, incentive pay, stock options or other stock-based compensation, hospitalization insurance, medical insurance, life insurance, scholarships or tuition reimbursements, maintained by the Company or to which the Company is obligated to contribute for employees or former employee

“BHCA” has the meaning set forth in Section 4.36.

“Business Day” means a day, other than a Saturday or Sunday, on which banks in New York City are open for the general transaction of business.

“CCPA” has the meaning set forth in Section 4.39.

“Closing” shall mean either the Initial Closing or Second Closing, as applicable.

“Closing Date” shall mean either the Initial Closing Date or Second Closing Date, as applicable.

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Common Stock” has the meaning set forth in the Recitals.

“Company” has the meaning set forth in the Preamble.

“Company’s Knowledge” means the actual knowledge, after reasonable inquiry, of the executive officers (as defined in Rule 405 under the Securities Act) of the Company.

“Confidential Data” has the meaning set forth in Section 4.38.

“Control” (including the terms “controlling,” “controlled by,” or “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Delaware Courts” has the meaning set forth in Section 8.11.

“Disqualification Event” has the meaning set forth in Section 4.31.

“EDGAR System” has the meaning set forth in Section 4.7.

“Effectiveness Condition” has the meaning set forth in Section 3.1.

“Environmental Laws” has the meaning set forth in Section 4.17.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended.

“Evaluation Date” has the meaning set forth in Section 4.28.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

“Federal Reserve” has the meaning set forth in Section 4.36.

“Financing Amount” has the meaning set forth in the Recitals.

“Form 8-K” has the meaning set forth in Section 6.7.

“GAAP” has the meaning set forth in Section 4.19.

“GDPR” has the meaning set forth in Section 4.39.

“Governmental Authorizations” has the meaning set forth in Section 4.14.

“HIPAA” has the meaning set forth in Section 4.38.

“Indemnified Party” has the meaning set forth in Section 7.2.

“Initial Closing” has the meaning set forth in Section 3.1.

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“Initial Closing Date” has the meaning set forth in Section 3.1.

“Intellectual Property” means all patents, patent applications, registered and unregistered trademarks, trademark applications, registered and unregistered service marks, service mark applications, trade names, copyrights, trade secrets, licenses, domain names, information and proprietary rights and processes, and all other intellectual property rights in any jurisdiction.

“Intellectual Property Rights” has the meaning set forth in Section 4.16.

“Investor” and “Investors” each have the meaning set forth in the Preamble.

“IT Systems” has the meaning set forth in Section 4.38.

“Liens” means a lien, charge pledge, security interest, encumbrance, right of first refusal, preemptive right or other restriction.

“Material Adverse Effect” means any change, event, circumstance, development, condition, or occurrence that, individually or in the aggregate, was, is or would reasonably be expected to have material adverse effect on (i) the assets, liabilities, results of operations, condition (financial or otherwise), earnings, business, prospects or properties of the Company, (ii) the legality or enforceability of any of the Transaction Documents or (iii) the ability of the Company to perform its obligations under the Transaction Documents; provided, however, that in no event shall any of the following occurring after the date hereof, alone or in combination, be deemed to constitute a Material Adverse Effect, or be taken into account in determining whether a Material Adverse Effect has occurred: (1) any adverse effect resulting directly or indirectly from general business or economic conditions, except to the extent such general business or economic conditions have a materially disproportionate effect on the Company as compared to companies in the Company’s industry; (2) any change in the Company’s stock price or trading volume (provided that the underlying cause of such change is not exempt from constituting a Material Adverse Effect, or being taken into account in determining whether a Material Adverse Effect has occurred); or (3) any effect caused by the announcement or pendency of the transactions contemplated by the Transaction Documents, or the identity of any Investor or any of its Affiliates as the purchaser in connection with the transactions contemplated by this Agreement or the Registration Rights Agreement.

“Material Contract” means any contract, instrument or other agreement to which the Company is a party or by which it is bound which is material to the business of the Company and has been or was required to have been filed as an exhibit to the SEC Filings pursuant to Item 601(b)(10) of Regulation S-K.

“NYSE” means the New York Stock Exchange.

“Person” means an individual, corporation, partnership, limited liability company, trust, business trust, association, joint stock company, joint venture, sole proprietorship, unincorporated organization, governmental authority, or any other form of entity not specifically listed herein.

“Personal Data” has the meaning set forth in Section 4.38.

“Press Release” has the meaning set forth in Section 6.7.

“Privacy Laws” has the meaning set forth in Section 4.39.

“Privacy Statements” has the meaning set forth in Section 4.39.

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“Process” or “Processing” has the meaning set forth in Section 4.39.

“Registration Rights Agreement” has the meaning set forth in the Recitals.

“Regulation D” has the meaning set forth in the Recitals.

“Sanctions” has the meaning set forth in Section 4.26.

“SEC” has the meaning set forth in the Recitals.

“SEC Filings” has the meaning set forth in Section 4.9.

“Second Closing” has the meaning set forth in Section 3.1.

“Second Closing Date” has the meaning set forth in Section 3.1.

“Securities” has the meaning set forth in the Recitals.

“Securities Act” has the meaning set forth in the Recitals.

“Short Sales” means all “short sales” as defined in Rule 200 of Regulation SHO under the Exchange Act (but shall not be deemed to include the location and/or reservation of borrowable shares of Common Stock).

“Subscription Amount” means, as to an Investor, the aggregate amount to be paid for the Securities purchased hereunder as specified opposite such Investor’s name on EXHIBIT A attached hereto, under the column entitled “Initial Closing Aggregate Purchase Price” or “Second Closing Aggregate Purchase Price,” as applicable.

“Subsidiary” means any subsidiary of the Company.

“Trading Day” means a day on which the NYSE is open for trading.

“Transaction Documents” means this Agreement and the Registration Rights Agreement.

“Transfer Agent” has the meaning set forth in Section 6.4.

“Willful Breach” has the meaning set forth in Section 8.4.

2.    Purchase and Sale of the Securities. On the Initial Closing Date or Second Closing Date, as applicable, upon the terms and subject to the conditions set forth herein, the Company will issue and sell to the Investors, and the Investors will purchase, severally and not jointly, the number of Securities set forth opposite the name of such Investor under the heading “Number of Securities to be Purchased” on EXHIBIT A attached hereto (the “Schedule of Investors”) in exchange for consideration equal to $2.50 per share of Common Stock.

3.    Closings.

3.1    Subject to the satisfaction or waiver of the conditions set forth in Section 7, the initial closing (the “Initial Closing”) of the purchase and sale of the Securities pursuant to this Agreement shall occur simultaneously with the execution and delivery of this Agreement, remotely by electronic exchange of Initial Closing documentation for all Investors other than those noted on the Schedule of Investors as participating in the Second Closing (as defined below). The date on which the Initial Closing occurs is referred to as the “Initial Closing Date.” The second closing (the “Second Closing”) of the

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purchase and sale of the Securities pursuant to this Agreement shall occur no later than two (2) Trading Days following the effectiveness of the registration statement covering the resale of the Securities contemplated by the Registration Rights Agreement (the “Effectiveness Condition”) for the Investors noted on the Schedule of Investors as participating in the Second Closing. The date on which the Second Closing occurs is referred to as the “Second Closing Date.”

3.2    On the Initial Closing Date, each Investor shall deliver or cause to be delivered to the Company (a) the Subscription Amount via wire transfer of immediately available funds pursuant to the wire instructions delivered to such Investor by the Company at least one Business Day in advance of the Initial Closing Date (provided that, if requested by an Investor, such Subscription Amount will be delivered following receipt by such Investor of evidence of the issuance of the Securities to be purchased by such Investor from the Transfer Agent and, provided further, that those Investors participating in the Second Closing shall not be required to deliver funds until the time provided by Section 3.4,) and (b) a duly executed copy of the Registration Rights Agreement.

3.3    At or before the Initial Closing, the Company shall deliver or cause to be delivered to each Investor participating in the Initial Closing:

(a)    the number of shares of Common Stock, registered in the name of the Investor (or its nominee in accordance with its delivery instructions), set forth opposite the name of such Investor under the heading “Number of Securities to be Purchased” in the Schedule of Investors, with such shares of Common Stock to be issued in book-entry form;

(b)    a copy of the irrevocable instructions to the Transfer Agent instructing the Transfer Agent to deliver, at the Initial Closing, the number of Securities to be purchased by such Investor pursuant to this Agreement in accordance with Section 2, registered in the name of such Investor, in book-entry form;

(c)    if requested by an Investor, evidence of the issuance of the Securities to be purchased by such Investor pursuant to this Agreement from the Transfer Agent;

(d)    a certificate of the Chief Executive Officer of the Company, dated as of the Initial Closing Date, certifying that the conditions specified in Sections 7.1(a), 7.1(b), 7.1(c), 7.1(f) and 7.1(g) have been fulfilled;

(e)    a certificate of the Secretary of the Company, dated as of the Initial Closing Date, certifying (i) the Company’s Certificate of Incorporation; (ii) the Company’s Bylaws; (iii) resolutions of the Board of Directors (or an authorized committee thereof) approving the Transaction Documents and the transactions contemplated thereby;

(f)    a certificate evidencing the good standing of the Company in Delaware issued by the Secretary of State of Delaware, as of a date within five business days of the Initial Closing Date;

(g)    a legal opinion of Orrick, Herrington & Sutcliffe LLP, in a form reasonably acceptable to the Investors, dated as of the Initial Closing Date, executed by such counsel and delivered to the Investors; and

(h)    the Registration Rights Agreement, executed by a duly authorized officer of the Company.

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3.4    Not more than twenty-four (24) hours upon receiving notification from the Company of the occurrence of the Effectiveness Condition, each Investor participating in the Second Closing shall deliver or cause to be delivered to the Company the Subscription Amount via wire transfer of immediately available funds pursuant to the wire instructions delivered to such Investor by the Company prior to the Second Closing Date. For the avoidance of doubt, no other condition to the funding of the Subscription Amount by any Investor participating in the Second Closing shall be required to be satisfied other than satisfaction of the Effectiveness Condition. In the event the Second Closing has not occurred by the six (6) month anniversary hereof, the obligations of the Investors participating in the Second Closing shall be null and void and the Second Closing shall not occur after such date.

3.5    At or before the Second Closing, the Company shall deliver or cause to be delivered to each Investor participating in the Second Closing:

(a)    a number of shares of Common Stock, registered in the name of the Investor (or its nominee in accordance with its delivery instructions), in the amount set forth opposite the name of such Investor under the heading “Number of Securities to be Purchased” in the Schedule of Investors, with such shares of Common Stock to be issued in book-entry form; and

(b)    a copy of the irrevocable instructions to the Transfer Agent instructing the Transfer Agent to deliver, at the Second Closing, the number of Securities to be purchased by such Investor pursuant to this Agreement in accordance with Section 2, registered in the name of such Investor, in book-entry form.

4.    Representations and Warranties of the Company. The Company hereby represents and warrants to the Investors that:

4.1    Subsidiaries. All of the material Subsidiaries of the Company are set forth on Schedule 4.1. The Company owns, directly or indirectly, all of the capital stock or other equity interests of each Subsidiary free and clear of any Liens, and all of the issued and outstanding shares of capital stock of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights to subscribe for or purchase securities.

4.2    Organization, Good Standing and Qualification. The Company and each of the Subsidiaries is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. Neither the Company nor any Subsidiary is in violation or default of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents. Each of the Company and the Subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, would not reasonably be expected to have a Material Adverse Effect.

4.3    Authorization. The Company has the requisite corporate power and authority and has taken all requisite corporate action necessary for, and no further action on the part of the Company, its officers, directors and stockholders is necessary for, (i) the authorization, execution and delivery of the Transaction Documents; (ii) the authorization of the performance of all obligations of the Company hereunder or under the other Transaction Documents; and (iii) the authorization, issuance and delivery of the Securities. Each of the Transaction Documents has been duly authorized, executed and delivered by the Company and, assuming due authorization, execution and delivery by the Investors, constitutes a legal, valid and binding obligation of the Company enforceable in accordance with its terms, except (a) as limited

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by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors’ rights, (b) general principles of equity that restrict the availability of equitable remedies and (c) to the extent that the enforceability of indemnification provisions may be limited by applicable laws.

4.4    Capitalization. As of June 30, 2022, the capitalization of the Company was in all material respects as set forth in the Company’s Quarterly Report on Form 10-Q filed with the SEC for the quarterly period ended June 30, 2022. Since June 30, 2022, no steps have been taken by the Company to authorize or effect any amendment or other modification to the authorized capital stock of the Company. There are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Securities and the Company does not have any stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement. Since June 30, 2022, the Company has not issued any capital stock, other than pursuant to the exercise of warrants outstanding as of such date or the exercise of employee stock options or settlement of restricted stock units under the Company’s equity incentive plans. All of the issued and outstanding shares of the Company’s capital stock have been duly authorized and validly issued and are fully paid and nonassessable, none of such shares were issued in violation of any pre-emptive rights and such shares were issued in compliance with applicable state and federal securities law and any rights of third parties. No Person is entitled to pre-emptive or similar statutory or contractual rights with respect to the issuance by the Company or any Subsidiary of any securities of the Company or any Subsidiary, including the Securities. There are no outstanding warrants, options, convertible securities or other rights, agreements or arrangements of any character under which the Company or any Subsidiary is or may be obligated to issue any equity securities of any kind, except as contemplated by this Agreement or as previously disclosed in the SEC Filings. Except for the Registration Rights Agreement, there are no voting agreements, buy-sell agreements, option or right of first purchase agreements or other agreements of any kind among the Company and any of the security holders of the Company relating to the securities of the Company held by them. Except as provided in the Registration Rights Agreement or as set forth in the SEC Filings, no Person has the right to require the Company to register any securities of the Company under the Securities Act, whether on a demand basis or in connection with the registration of securities of the Company for its own account or for the account of any other Person. The issuance and sale of the Securities hereunder will not obligate the Company or any Subsidiary to issue shares of Common Stock or other securities to any other Person (other than the Investors) or result in the adjustment of the exercise, conversion, exchange or reset price of any outstanding security. The Company does not have outstanding stockholder purchase rights or “poison pill” or any similar arrangement in effect giving any Person the right to purchase any equity interest in the Company upon the occurrence of certain events.

4.5    Valid Issuance. The Securities have been duly and validly authorized and, when issued and paid for pursuant to this Agreement, will be validly issued, fully paid and nonassessable, and shall be free and clear of all encumbrances and restrictions, except for restrictions imposed by applicable securities laws. Assuming the accuracy of the representations and warranties of each Investor in Section 5, the Securities will be issued in compliance with applicable federal and state securities laws.

4.6    Consents. Subject to the accuracy of the representation and warranties of each Investor set forth in Section 5, the execution, delivery and performance by the Company of the Transaction Documents and the offer, issuance and sale of the Securities require no consent of, action by or in respect of, or filing with, any Person, governmental body, agency, or official other than (i) filings that have been made pursuant to applicable state securities laws and the rules and regulations of the NYSE; (ii) post-sale filings pursuant to applicable state and federal securities laws, which the Company undertakes to file within the applicable time periods; and (iii) the registration statement required to be filed by the Registration Rights Agreement. The Company has taken all action necessary to exempt (a) the issuance and sale of the Securities and (b) the other transactions contemplated by the Transaction Documents from the provisions

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of any stockholder rights plan or other “poison pill” arrangement, any anti-takeover, business combination or control share law or statute binding on the Company or to which the Company or any of its assets and properties is subject that is or would reasonably be expected to become applicable to the Investors as a result of the transactions contemplated hereby, including the issuance of the Securities and the ownership, disposition or voting of the Securities by the Investors or the exercise of any right granted to the Investors pursuant to this Agreement or the other Transaction Documents. Subject to the accuracy of the representation and warranties of each Investor set forth in Section 5, the issuance and sale of the Securities hereunder does not contravene the rules and regulations of the NYSE.

4.7    Delivery of SEC Filings. True and complete copies of the SEC Filings have been made available by the Company to the Investors through the Electronic Data Gathering, Analysis, and Retrieval system (the “EDGAR System”) (other than any information for which the Company has received confidential treatment from the SEC).

4.8    No Material Adverse Change. Except as set forth specifically in the SEC Filings filed at least one (1) Trading Day prior to the date hereof, since December 31, 2021: (i) there has been no event, occurrence or development that has had or that would reasonably be expected to have a Material Adverse Effect; (ii) the Company has not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or disclosed in filings made with the SEC; (iii) the Company has not altered its method of accounting; (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock; and (v) the Company has not issued any equity securities to any officer, director or Affiliate, except pursuant to existing Company stock option plans. The Company does not have pending before the SEC any request for confidential treatment of information. Except for the issuance of the Securities contemplated by this Agreement, no event, liability, fact, circumstance, occurrence or development has occurred or exists, or is reasonably expected to occur or exist, with respect to the Company or its Subsidiaries or their respective businesses, properties, operations, assets or financial condition, that would be required to be disclosed by the Company under applicable securities laws at the time this representation is made or deemed made that has not been publicly disclosed at least one (1) Trading Day prior to the date that this representation is made.

4.9    SEC Filings. Since November 19, 2021, the Company has filed or furnished, as applicable, in a timely manner all reports, schedules, forms, statements, certifications and other documents required to be filed or furnished by the Company under Securities Act or the Exchange Act, including pursuant to Section 13(a) or 15(d) of the Exchange Act (the “SEC Filings”). At the time of filing thereof, such SEC Filings complied in all material respects with the requirements of the Securities Act or Exchange Act, as applicable, and, as of their respective dates, did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

4.10    No Conflict, Breach, Violation or Default. The execution, delivery and performance by the Company of this Agreement and the other Transaction Documents to which it is a party, the issuance and sale of the Securities and the consummation by it of the transactions contemplated hereby and thereby do not and will not: (i) conflict with or violate any provision of the Company’s or any Subsidiary’s certificate or articles of incorporation, bylaws or other organizational or charter documents, (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Company or any Subsidiary, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument

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(evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) subject to the required approvals or filings set forth in Section 4.6, conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), such as would not have or would not reasonably be expected to have a Material Adverse Effect.

4.11    Compliance. The Company is not (i) in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company under), nor has the Company received notice of a claim that it is in default under or that it is in violation of, any Material Contract (whether or not such default or violation has been waived), (ii) in violation of any judgment, decree or order of any court, arbitrator or governmental body, or (iii) in violation of any statute, rule, ordinance or regulation of any governmental authority, including all foreign, federal, state and local laws relating to taxes, environmental protection, occupational health and safety, product quality and safety and employment and labor matters, except in each case as would not have or result in a Material Adverse Effect.

4.12    Tax Matters. The Company has timely filed all federal, state, local and non-United States tax returns required to have been filed by the Company with all appropriate governmental agencies and have paid all taxes shown thereon or otherwise owed by them (whether or not shown on any tax returns), except for where the failure to file such tax returns or to pay such taxes would not, individually or in the aggregate, have or would not reasonably be expected to have a Material Adverse Effect. The Company has collected or withheld all material taxes required to be collected or withheld by applicable laws from employee, shareholders or other third parties and have timely paid and have timely paid over such withheld amount to the appropriate government agency. The Company has made adequate charges, accruals and reserves in the applicable financial statements referred to in Section 4.19 below in respect of all federal, state and local and non-United States taxes for all periods as to which the tax liability of the Company has not been finally determined, except to the extent of any inadequacy that would not have or would not reasonably be expected to have a Material Adverse Effect. There are no material tax Liens on any assets or property of the Company or any of its Subsidiaries, and there are no material tax claims pending or, to the Company’s Knowledge, threatened against the Company, any of its Subsidiaries or any of their respective assets or property.

4.13    Title to Properties. The Company and the Subsidiaries have good and marketable title to all real properties and all personal properties other tangible properties and assets owned by them, in each case free from Liens and defects, except such as would not have or would not reasonably be expected to have a Material Adverse Effect. The Company and the Subsidiaries hold any leased real or personal property under valid, subsisting and enforceable leases with which the Company and the Subsidiaries are in compliance and with no exceptions, except such as would not have or would not reasonably be expected to have a Material Adverse Effect.

4.14    Certificates, Authorities and Permits. The Company and the Subsidiaries possess adequate licenses, certificates, authorities or permits (collectively, “Governmental Authorizations”) issued by appropriate governmental agencies or bodies necessary to conduct their respective businesses, except where failure to so possess would not have or would not reasonably be expected to have a Material Adverse Effect. Neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any such Governmental Authorization which, individually or in the aggregate, if determined adversely to the Company, has or would reasonably be expected to have a Material Adverse Effect.

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4.15    Employment and Labor Matters. Except as would not reasonably be expected to have a Material Adverse Effect, each Benefit Plan has been established and administered in accordance with its terms and in compliance with the applicable provisions of ERISA, the Code, the Patient Protection and Affordable Care Act of 2010, as amended, and other applicable laws, rules and regulations. No labor dispute exists or, to the Company’s Knowledge, is imminent with respect to any of the employees of the Company, which would reasonably be expected to have a Material Adverse Effect. None of the Company’s or its Subsidiaries’ employees is a member of a union that relates to such employee’s relationship with the Company or such Subsidiary, and neither the Company nor any of its Subsidiaries is a party to a collective bargaining agreement. The Company and its Subsidiaries believe that their relationships with their employees are good. To the Company’s Knowledge, no executive officer of the Company or any Subsidiary is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement or non-competition agreement, or any other contract or agreement or any restrictive covenant in favor of any third party, and, to the Company’s Knowledge, the continued employment of each such executive officer does not subject the Company or any of its Subsidiaries to any liability with respect to any of the foregoing matters. The Company and its Subsidiaries are in material compliance with all applicable U.S. federal, state, local and foreign laws and regulations relating to employment and employment practices, terms and conditions of employment and wages and hours, except where the failure to be in compliance would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

4.16    Intellectual Property. The Company and the Subsidiaries have, or have rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, trade secrets, inventions, copyrights, licenses and other intellectual property rights and similar rights as described in the SEC Filings as necessary or required for use in connection with their respective businesses and which the failure to so have would have or would reasonably be expected to have a Material Adverse Effect (collectively, the “Intellectual Property Rights”). Neither the Company nor any Subsidiary has received a notice (written or otherwise) that any of the Intellectual Property Rights has expired, terminated or been abandoned, or is expected to expire or terminate or be abandoned, within two (2) years from the date of this Agreement. Neither the Company nor any Subsidiary has received, since December 31, 2021, a written notice of a claim or otherwise has any knowledge that the Intellectual Property Rights violate or infringe upon the rights of any Person, except as would not have or would not reasonably be expected to have a Material Adverse Effect. The Intellectual Property Rights have not been adjudged by a court of competent jurisdiction to be invalid or unenforceable, in whole or in part. To the Company’s Knowledge, all such Intellectual Property Rights are enforceable and there is no existing infringement by another Person of any of the Intellectual Property Rights. The Company and its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their intellectual properties, except where failure to do so would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

4.17    Environmental Matters. Except as would not have a Material Adverse Effect, neither the Company or any Subsidiary is in violation of any statute, rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “Environmental Laws”), has not released any hazardous substances regulated by Environmental Law on to any real property that it owns or operates, and has not received any written notice or claim that the Company or any Subsidiary is not in compliance with any Environmental Law or that it is liable for any off-site disposal or contamination pursuant to any Environmental Laws. To the Company’s Knowledge, there is no pending or threatened investigation that would reasonably be expected to lead to a claim that it is liable for any off-site disposal or contamination pursuant to any Environmental Laws. The Company has no material liability under any Environmental Law.

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4.18    Legal Proceedings. There are no legal, governmental or regulatory investigations, actions, suits, arbitrations, charges, claims, complaints, audits, inquiries or proceedings pending or, to the Company’s Knowledge, threatened to which the Company or any Subsidiary is or may reasonably be expected to become a party or to which any property of the Company or any Subsidiary is or may reasonably be expected to become the subject that, individually or in the aggregate, if determined adversely to the Company, would have or would reasonably be expected to have a Material Adverse Effect. There are no orders, writs, injunctions, judgments or decrees outstanding of any court or government agency or instrumentality and binding upon the Company or any of its Subsidiaries that have had or would reasonably be expected to have a Material Adverse Effect. The SEC has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company under the Securities Act or the Exchange Act.

4.19    Financial Statements. The financial statements of the Company included in each SEC Filing comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing (or to the extent corrected by a subsequent restatement) and present fairly, in all material respects, the financial position of the Company and its consolidated Subsidiaries as of the dates shown and its results of operations and cash flows for the periods shown, subject in the case of unaudited financial statements to normal, immaterial year-end audit adjustments, and such financial statements have been prepared in conformity with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”) (except as may be disclosed therein or in the notes thereto, and except that the unaudited financial statements may not contain all footnotes required by GAAP, and, in the case of quarterly financial statements, as permitted by Quarterly Report on Form 10-Q under the Exchange Act). Except as set forth in the financial statements of the Company included in the SEC Filings filed prior to the date hereof, the Company has not incurred any liabilities, contingent or otherwise, except those incurred in the ordinary course of business, consistent (as to amount and nature) with past practices since the date of such financial statements, none of which, individually or in the aggregate, have had or would reasonably be expected to have a Material Adverse Effect.

4.20    Compliance with NYSE Continued Listing Requirements. The Common Stock is registered pursuant to Section 12(b) of the Exchange Act and is listed for trading on the NYSE under the symbol “LOCL.” The Company is in compliance with applicable NYSE continued listing requirements. There are no suits, actions, proceedings, investigations or inquiries pending or, to the Company’s Knowledge, threatened against the Company relating to the continued listing of the Common Stock on the NYSE, and the Company has not received any notice of, nor to the Company’s Knowledge is there any reasonable basis for, the delisting of the Common Stock from the NYSE. The Company is not aware of any circumstance that would cause the Securities being issued hereunder to not be approved for listing by the NYSE.

4.21    Brokers and Finders. No Person will have, as a result of the transactions contemplated by the Transaction Documents, any valid right, interest or claim against or upon the Company or, to the Company’s Knowledge, an Investor for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of the Company.

4.22    No Directed Selling Efforts or General Solicitation. Neither the Company nor any Person acting on its behalf has conducted any general solicitation or general advertising (as those terms are used in Regulation D) in connection with the offer or sale of any of the Securities.

4.23    No Integrated Offering. Neither the Company nor any Person acting on its behalf has, directly or indirectly, made any offers or sales of any Company security or solicited any offers to buy any Company security, under circumstances that would (i) adversely affect reliance by the Company on

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Section 4(a)(2) for the exemption from registration for the transactions contemplated hereby or would require registration of the Securities under the Securities Act or (ii) cause the offer and sale of the Securities pursuant to this Agreement to be integrated with prior offerings by the Company for purposes of any applicable law, regulation or stockholder approval provisions.

4.24    Private Placement. Assuming the accuracy of the Investors’ representations and warranties set forth in Section 5, no registration under the Securities Act is required for the offer and sale of the Securities by the Company to the Investors as contemplated hereby.

4.25    Foreign Corrupt Practices. Neither the Company nor, to the Company’s Knowledge, any of the current or former directors, officers, employees, agents or other Persons acting on behalf of the Company, has on behalf of the Company: (i) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payments to any governmental officials or employees from corporate funds; (iii) established or maintained any unlawful or unrecorded fund of corporate monies or other assets which is in violation of law; (iv) made any false or fictitious entries on the books and records of the Company; (v) made any unlawful rebate, payoff, influence payment, kickback, bribe or other unlawful payment of any nature; or (vi) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended.

4.26    Office of Foreign Assets Control and Export Control Laws. Neither the Company nor any Subsidiary, nor, to the Company’s Knowledge, any of the current or former directors, officers, employees, agents or other Persons acting on behalf of the Company or any Subsidiary, is currently the subject or target of any sanctions administered or enforced by the United States Government, including the U.S. Department of the Treasury’s Office of Foreign Assets Control, the United Nations Security Council, the European Union, His Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company located, organized or resident in a country or territory that is the subject of Sanctions; and the Company will not directly or indirectly use the proceeds of the sale of the Securities, or lend, contribute or otherwise make available such proceeds to any subsidiaries, joint venture partners or other Person, to fund or facilitate any activities of or business with any Person, or in any country or territory, that, at the time of such funding or facilitating, is the subject of Sanctions or in any other manner that will result in a violation by any Person (including any Person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions. For the past five years, the Company and its subsidiaries have not knowingly engaged in and are not now knowingly engaged in any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with country or territory that is the subject of Sanction.

4.27    Transactions with Affiliates. Except as disclosed in the SEC Filings, none of the officers or directors of the Company and, to the Company’s Knowledge, none of the employees of the Company is presently a party to any transaction with the Company (other than as holders of stock options and/or warrants, and for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the Company’s Knowledge, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

4.28    Internal Controls. Except as disclosed in the SEC Filings, the Company and the Subsidiaries are in material compliance with any and all applicable requirements of the Sarbanes-Oxley Act of 2002 that are effective as of the date hereof, and any and all applicable rules and regulations promulgated by the SEC thereunder that are effective as of the date hereof. The Company and the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance

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that: (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company and the Subsidiaries have established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the Company and the Subsidiaries and designed such disclosure controls and procedures to ensure that information required to be disclosed by the Company in the reports it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the SEC’s rules and forms. The Company’s certifying officers have evaluated the effectiveness of the disclosure controls and procedures of the Company and the Subsidiaries as of the end of the period covered by the most recently filed periodic report under the Exchange Act (such date, the “Evaluation Date”). The Company presented in its most recently filed periodic report under the Exchange Act the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date. Since the Evaluation Date, there have been no changes in the internal control over financial reporting (as such term is defined in the Exchange Act) of the Company and its Subsidiaries that have materially affected, or is reasonably likely to materially affect, the internal control over financial reporting of the Company or its Subsidiaries.

4.29    Investment Company. The Company is not required to be registered as, and is not an Affiliate of, and immediately following the Initial Closing will not be required to register as, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

4.30    Manipulation of Price. The Company has not, and, to the Company’s Knowledge, no Person acting on its behalf has taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Securities.

4.31    Bad Actor Disqualification. None of the Company, any predecessor or affiliated issuer of the Company nor, to the Company’s Knowledge, any director or executive officer of the Company or any promoter connected with the Company in any capacity, is subject to any of the “bad actor” disqualifications within the meaning of Rule 506(d) under the Securities Act (a “Disqualification Event”), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3).

4.32    Shell Company Status. The Company was previously an issuer identified in Securities Act Rule 144(i)(1)(i). The Company confirms that: (i) effective November 24, 2021, it ceased to be an issuer identified in Securities Act Rule 144(i)(1)(i); (ii) it has not been an issuer identified in Securities Act Rule 144(i)(1)(i) between November 24, 2021 and the date of this Agreement; (iii) it is subject to the reporting requirements of Section 13 of the Exchange Act; (iv) it has filed all reports and other materials required to be filed by Section 13 of the Exchange Act between November 24, 2021 and the date of this Agreement; and (v) on November 24, 2021, it filed current “Form 10 information,” as defined in Securities Act Rule 144(i)(3), with the SEC, which reflects that it is not an issuer identified in Securities Act Rule 144(i)(1)(i).

4.33    Disclosure. Except with respect to the material terms and conditions of the transactions contemplated by the Transaction Documents, the Company confirms that neither it nor any other Person acting on its behalf has provided any of the Investors with any information that it believes constitutes or would reasonably be deemed to constitute material, non-public information that will not otherwise be disclosed in the Press Release. The Company understands and confirms that the Investors will rely on the foregoing representation in effecting transactions in securities of the Company.

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4.34    Insurance Coverage. The Company and the Subsidiaries maintain in full force and effect insurance coverage that is customary for comparably situated companies for the business being conducted and properties owned or leased by the Company and the Subsidiaries, and the Company reasonably believes such insurance coverage to be adequate against all liabilities, claims and risks against which it is customary for comparably situated companies to insure. Other than customary end of policy notifications from insurance carriers, since January 1, 2022, the Company has not received any notice or other communication regarding any actual or possible (i) cancellation or invalidation of any insurance policy or (ii) refusal or denial of any coverage, reservation of rights or rejection of any material claim under any insurance policy.

4.35    Anti-Bribery and Anti-Money Laundering Laws. Each of the Company and any its officers, directors, supervisors, managers, agents, or employees are and have at all times been in compliance with and its participation in the offering will not violate: (A) anti-bribery laws, including but not limited to, any applicable law, rule, or regulation of any locality, including but not limited to any law, rule, or regulation promulgated to implement the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, signed December 17, 1997, including the U.S. Foreign Corrupt Practices Act of 1977, as amended, the U.K. Bribery Act 2010, or any other law, rule or regulation of similar purposes and scope or (B) anti-money laundering laws, including, but not limited to, applicable federal, state, international, foreign or other laws, regulations or government guidance regarding anti-money laundering, including Title 18 US. Code sections 1956 and 1957, the Patriot Act, the Bank Secrecy Act, and international anti-money laundering principles or procedures by an intergovernmental group or organization, such as the Financial Action Task Force on Money Laundering, of which the United States is a member and with which designation the United States representative to the group or organization continues to concur, all as amended, and any Executive order, directive, or regulation pursuant to the authority of any of the foregoing, or any orders or licenses issued thereunder.

4.36    Bank Holding Company Act. Neither the Company nor any of its Affiliates is subject to the Bank Holding Company Act of 1956, as amended (the “BHCA”), and to regulation by the Board of Governors of the Federal Reserve System (the “Federal Reserve”). Neither the Company nor any of its Affiliates owns or controls, directly or indirectly, five percent (5%) or more of the outstanding shares of any class of voting securities or twenty-five percent or more of the total equity of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve. Neither the Company nor any of its Affiliates exercises a controlling influence over the management or policies of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve.

4.37    No Additional Agreements. The Company has no other agreements or understandings (including side letters) with any Investor to purchase Securities on terms more favorable to such Investor than as set forth herein.

4.38    Cybersecurity. Except as would not reasonably be expected to have a Material Adverse Effect, the Company and its Subsidiaries’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) are adequate for, and operate and perform in all material respects as required in connection with the operation of the business of the Company and its Subsidiaries as currently conducted, to the Company’s Knowledge are free and clear of all material Trojan horses, time bombs, malware and other malicious code. The Company and its Subsidiaries have implemented and maintained commercially reasonable physical, technical and administrative controls designed to maintain and protect the confidentiality, integrity, availability, privacy and security of all sensitive, confidential or regulated data (“Confidential Data”) used or maintained in connection with their businesses and Personal Data, and the integrity, availability continuous operation, redundancy and security of all IT Systems. “Personal Data” means the following data used in connection with the Company’s and its subsidiaries’ businesses and in their possession or control:

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(i) a natural person’s name, street address, telephone number, e-mail address, photograph, social security number or other tax identification number, driver’s license number, passport number, credit card number, bank information, or customer or account number; (ii) information that identifies, relates to, or may reasonably be used to identify an individual; (iii) any information regarding an individual’s medical history, mental or physical condition, or medical treatment or diagnosis by a health care professional; (iv) an individual’s health insurance policy number or subscriber identification number, any unique identifier used by a health insurer to identify the individual, or any information in an individual’s application and claims history; (v) any information which would qualify as “protected health information” under the Health Insurance Portability and Accountability Act of 1996, as amended by the Health Information Technology for Economic and Clinical Health Act (collectively, “HIPAA”); (vi) any information which would qualify as “personal data,” “personal information” (or similar term) under the Privacy Laws; and (vii) any other piece of information that alone, or combined with other information, reasonably allows the identification of such natural person, or his or her family, or permits the collection or analysis of any data related to an identified person’s health or sexual orientation. To the Company’s Knowledge, there have been no breaches, outages or unauthorized uses of or accesses to the IT Systems, Confidential Data, and Personal Data. The Company and its Subsidiaries are presently, and at all times since November 24, 2021 were, in material compliance with all applicable laws or statutes and all judgments and orders binding on the Company, applicable binding rules and regulations of any court or arbitrator or governmental or regulatory authority, and their internal policies and contractual obligations, each relating to the Processing, privacy and security of Personal Data and Confidential Data, the privacy and security of IT Systems and the protection of such IT Systems, Confidential Data, and Personal Data from unauthorized use, access, misappropriation or modification.

4.39    Compliance with Data Privacy Laws. The Company and its Subsidiaries are, and at all times since November 24, 2021 were, in material compliance with all applicable state and federal data privacy and security laws and regulations regarding the collection, use, storage, retention, disclosure, transfer, disposal, or any other processing (collectively “Process” or “Processing”) of Personal Data, including HIPAA, the California Consumer Privacy Act (“CCPA”), and the European Union General Data Protection Regulation (“GDPR”) (EU 2016/679) (collectively, the “Privacy Laws”). To ensure compliance with the Privacy Laws, the Company and its subsidiaries have in place, comply with, and take all appropriate steps necessary to ensure compliance in all material respects with their policies and procedures relating to data privacy and security, and the Processing of Personal Data and Confidential Data (the “Privacy Statements”). The Company further certifies that, except as would not reasonably be expected to have a Material Adverse Effect, neither it nor any of its Subsidiaries: (i) has received written notice of any material actual or potential claim, complaint, proceeding, regulatory proceeding or liability under or relating to, or actual or potential violation of, any of the Privacy Laws, contracts related to the Processing of Personal Data or Confidential Data, or Privacy Statements, and has no knowledge of any event or condition that would reasonably be expected to result in any such notice; (ii) is currently conducting or paying for, in whole or in part, any investigation, remediation, or other corrective action pursuant to any Privacy Law or contract; or (iii) is a party to any order or decree that imposes any obligation or liability under any Privacy Law.

5.    Representations and Warranties of the Investors. Each of the Investors hereby, severally and not jointly, represents and warrants to the Company that:

5.1    Organization and Existence. Such Investor is a validly existing corporation, limited partnership, limited liability company or trust and has all requisite corporate, partnership, limited liability company or trust power and authority to enter into and consummate the transactions contemplated by the Transaction Documents and to carry out its obligations hereunder and thereunder, and to invest in the Securities pursuant to this Agreement.

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5.2    Authorization. The execution, delivery and performance by such Investor of the Transaction Documents to which such Investor is a party have been duly authorized and each has been duly executed and when delivered will constitute the valid and legally binding obligation of such Investor, enforceable against such Investor in accordance with their respective terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally; (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies; and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

5.3    Purchase Entirely for Own Account. The Securities to be received by such Investor hereunder will be acquired for such Investor’s own account, not as nominee or agent, and not with a view to the resale or distribution of any part thereof in violation of the Securities Act, and such Investor has no present intention of selling, granting any participation in, or otherwise distributing the same in violation of the Securities Act, without prejudice, however, to such Investor’s right at all times to sell or otherwise dispose of all or any part of such Securities in compliance with applicable federal and state securities laws. Nothing contained herein shall be deemed a representation or warranty by Investor to hold the Securities for any period of time. Such Investor is not a broker-dealer registered with the SEC under the Exchange Act or an entity engaged in a business that would require it to be so registered.

5.4    Investment Experience. Such Investor acknowledges that it can bear the economic risk and complete loss of its investment in the Securities and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment contemplated hereby.

5.5    Disclosure of Information. Such Investor or its advisor has had an opportunity to receive, review and understand all information related to the Company requested by it and to ask questions of and receive answers from the Company regarding the Company, its business and the terms and conditions of the offering of the Securities, and has conducted its own due diligence. Such Investor acknowledges the availability of the SEC Filings on the EDGAR System. Based on the information such Investor or its advisor has deemed appropriate, it or its advisor has independently made its own analysis and decision to enter into the Transaction Documents. Such Investor or its advisor is relying on its own sources of information, investment analysis and due diligence (including professional advice it deems appropriate) with respect to the execution, delivery and performance of the Transaction Documents, the Securities and the business, condition (financial and otherwise), management, operations, properties and prospects of the Company, including but not limited to all business, legal, regulatory, accounting, credit and tax matters. Neither such inquiries nor any other due diligence investigation conducted by such Investor or its advisor shall modify, limit or otherwise affect such Investor’s right to rely on the SEC Filings or the Company’s representations and warranties contained in this Agreement.

5.6    Restricted Securities. Such Investor understands that the Securities are characterized as “restricted securities” under the U.S. federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that, under such laws and applicable regulations, such securities may not be resold unless in a registered offering or pursuant to an exemption from the registration requirements under the Securities Act.

5.7    Legends. Subject to Section 6.4, such Investor understands that certificates evidencing the Securities may bear the following or any similar legends:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM

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REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND, ACCORDINGLY, MAY NOT BE SOLD, OFFERED FOR SALE OR OTHERWISE TRANSFERRED UNLESS (I) SUCH SECURITIES HAVE BEEN REGISTERED FOR SALE PURSUANT TO THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY APPLICABLE STATE LAW; (II) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE ACT OR APPLICABLE STATE LAW; OR (III) THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT THAT SUCH TRANSFER MAY BE MADE WITHOUT REGISTRATION UNDER THE ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES REPRESENTED HEREBY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.”

If required by the authorities of any state in connection with the issuance or sale of the Securities, certificates evidencing the same may bear the legend required by such state authority.

5.8    Accredited Investor. At the time such Investor was offered the Securities, it was and, as of the date hereof, such Investor is an “accredited investor” within the meaning of Rule 501 under the Securities Act and has executed and delivered to the Company an investor questionnaire, in form acceptable to the Company. Such Investor is a sophisticated institutional investor with sufficient knowledge, sophistication and experience in business, including transactions involving private placements in public equity, to properly evaluate the risks and merits of its purchase of the Securities.

5.9    No General Solicitation. Such Investor did not learn of the investment in the Securities as a result of any general solicitation or general advertising.

5.10    Brokers and Finders. No Person will have, as a result of the transactions contemplated by the Transaction Documents, any valid right, interest or claim against or upon the Company for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of such Investor.

5.11    Short Sales and Confidentiality Prior to the Date Hereof. Other than consummating the transactions contemplated hereunder, such Investor has not, nor has any Person acting on behalf of or pursuant to any understanding with such Investor, directly or indirectly executed any purchases or sales, including Short Sales, of the securities of the Company during the period commencing as of the time that such Investor was first contacted by the Company, or any other Person regarding the transactions contemplated hereby and ending immediately prior to the date hereof. Notwithstanding the foregoing, (i) in the case of an Investor that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Investor’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of such Investor’s assets, the representation set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Securities covered by this Agreement and (ii) in the case of an Investor that is affiliated with other funds or investment vehicles or whose investment advisor or sub-advisor that routinely acts on behalf of or pursuant to an understanding with such Investor is also an investment advisor or sub-advisor to other funds or investment vehicles, the representation set forth above shall only apply with respect to the personnel of such other funds or investment vehicles or such investment advisor or sub-advisor who had knowledge of the transactions contemplated by the Transaction Documents and not with respect to any personnel who have been effectively walled off by appropriate information barriers. The Investor and its authorized representatives and advisors who are aware of the transactions contemplated hereby, maintained the confidentiality of all

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disclosures made to it in connection with this transaction (including the existence and terms of this transaction). Notwithstanding the foregoing, for avoidance of doubt, nothing contained herein shall constitute a representation or warranty, or preclude any actions, with respect to the identification of the availability of, or securing of, available shares to borrow in order to effect Short Sales or similar transactions in the future.

5.12    No Government Recommendation or Approval. Such Investor understands that no United States federal or state agency, or similar agency of any other country, has reviewed, approved, passed upon, or made any recommendation or endorsement of the Company or the purchase of the Securities.

5.13    No Intent to Effect a Change of Control; Ownership. Such Investor has no present intent to effect a “change of control” of the Company as such term is understood under the rules promulgated pursuant to Section 13(d) of the Exchange Act and under the rules of the NYSE.

5.14    No Conflicts. The execution, delivery and performance by such Investor of the Transaction Documents and the consummation by such Investor of the transactions contemplated hereby and thereby will not (i) result in a violation of the organizational documents of such Investor; (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which such Investor is a party; or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to such Investor, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of such Investor to perform its obligations hereunder.

5.15    Residency. Such Investor is a resident of or an entity domiciled under the jurisdiction specified below its address on the Schedule of Investors.

The Company acknowledges and agrees that the representations contained in this Section 5 shall not modify, amend or affect such Investor’s right to rely on the Company’s representations and warranties contained in this Agreement or any representations and warranties contained in any other Transaction Document or any other document or instrument executed or delivered in connection with this Agreement or the consummation of the transactions contemplated hereby.

6.    Covenants and Agreements of the Company.

6.1    NYSE Listing. Promptly following the execution of this Agreement, the Company shall file a supplemental listing application with the NYSE for the listing of the Securities, a copy of which notification form shall have been made available to the Investors upon request. The Company will use commercially reasonable efforts to continue the listing and trading of its Common Stock on the NYSE and, in accordance therewith, will use commercially reasonable efforts to comply in all respects with the Company’s reporting, filing and other obligations under the bylaws or rules of such market, as applicable. The provisions of this Section 6.1 shall terminate and be of no further force and effect on the date on which the Company’s obligations under the Registration Rights Agreement to register or maintain the effectiveness of any registration covering the Registrable Securities (as such term is defined in the Registration Rights Agreement) shall terminate.

6.2    Form D; Blue Sky Filings. The Company agrees to timely file a Form D with respect to the Securities as required under Regulation D. The Company shall take such commercially reasonable actions as the Company shall reasonably determine is necessary in order to obtain an exemption for, or to qualify the Securities for, sale to the Investors at the Initial Closing and Second Closing under applicable securities or “Blue Sky” laws of the states of the United States.

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6.3    Removal of Legends. In connection with the effectiveness of any Registration Statement (as defined in the Registration Rights Agreement), any sale, assignment, transfer or other disposition of the Securities by an Investor pursuant to an effective Registration Statement, Rule 144 or any other exemption under the Securities Act, if requested by the Investor, the Company shall cause the transfer agent for the Common Stock (the “Transfer Agent”) to timely remove any restrictive legends related to the book-entry account holding such Securities and make a new, unlegended entry for such book-entry Securities without restrictive legends within three (3) Trading Days of any such request therefor from the Investor, provided that the Company has received from the Investor customary representations and other documentation. In connection with such a request, the Company shall cause its counsel to deliver to the Transfer Agent one or more blanket opinions to the effect that the removal of such legends in such circumstances may be effected under the Securities Act, and the Company shall be responsible for the fees associated with such legend removal, including the fees of the Transfer Agent, legal counsel to the Company and any DTC fees.

6.4    Pledge of Securities. The Company acknowledges and agrees that its Securities may be pledged by an Investor in connection with a bona fide margin agreement or other loan or financing arrangement that is secured by the Securities. The pledge of Securities shall not be deemed to be a transfer, sale or assignment of the Securities hereunder, and no Investor effecting a pledge of Securities shall be required to provide the Company with any notice thereof or otherwise make any delivery to the Company pursuant to this Agreement or any other Transaction Document; provided that an Investor and its pledgee shall be required to comply with the provisions of the Transaction Documents, including Section 6.4 hereof, in order to effect a sale, transfer or assignment of any Securities to such pledgee.

6.5    Fees. The Company shall be responsible for the payment of any financial advisory fees, or broker’s commissions (other than for Persons engaged by any Investor) relating to or arising out of the transactions contemplated hereby.

6.6    Short Sales and Confidentiality After the Date Hereof. Each Investor covenants that neither it nor any Affiliates acting on its behalf or pursuant to any understanding with it will execute any Short Sales during the period from the date hereof until the earlier of such time as (i) after the transactions contemplated by this Agreement are first publicly announced or (ii) this Agreement is terminated in full. Notwithstanding the foregoing, in the case of an Investor that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Investor’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of such Investor’s assets, the covenant set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Securities. Each Investor covenants that until such time as the transactions contemplated by this Agreement are publicly disclosed by the Company, such Investor will maintain the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction).

6.7    Disclosure of Transactions. The Company shall, by 9:00 a.m., New York City time, on the Trading Day immediately following the date of this Agreement, issue a press release disclosing all material terms of transactions contemplated by this Agreement and the other Transaction Documents (the “Press Release”) and, by no later than 5:30 p.m. (New York City time) on the fourth Business Day following the date of this Agreement, the Company will file with the SEC a Current Report on Form 8-K attaching copies of the Transaction Documents (the “Form 8-K”). Upon the issuance of the Press Release, no Investor shall be in possession of any material, non-public information received from the Company or

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any of its officers, directors, or employees or agents, that is not disclosed in the Press Release. In addition, effective upon the issuance of the Press Release, the Company acknowledges and agrees that any and all confidentiality or similar obligations under this Agreement, or an agreement entered into in connection with the transactions contemplated by the Transaction Documents, whether written or oral, between the Company, any of its Subsidiaries or any of their respective officers, directors, agents, employees or affiliates, on the one hand, and any of the Investors or any of their respective officers, directors, agents, employees or investment advisers, on the other hand, shall terminate unless otherwise specifically agreed in writing by such Investor. Notwithstanding anything in this Agreement to the contrary, the Company shall not publicly disclose the name of any Investor any of its affiliates or advisers, or include the name of any Investor or any of its affiliates or advisers (i) in any press release, public announcement or marketing materials without the prior written consent of such Investor or (ii) in any filing with the SEC (other than any registration statement contemplated by the Registration Rights Agreement) or any regulatory agency without the prior written consent of such Investor, except (a) as required by the federal securities law or (b) to the extent such disclosure is required by law, at the request of the staff of the SEC or regulatory agency or under the regulations of the NYSE, in which case the Company will provide the Investor with prior written notice (including by e-mail) of and an opportunity to review such disclosure under this clause (ii).

6.8    Integration. The Company has not sold, offered for sale or solicited offers to buy and shall not, and shall use its commercially reasonable efforts to ensure that no Affiliate of the Company shall, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that will be integrated with the offer or sale of the Securities in a manner that would require the registration under the Securities Act of the sale of the Securities to the Investors, or that will be integrated with the offer or sale of the Securities for purposes of the rules and regulations of the NYSE such that it would require stockholder approval prior to the closing of such other transaction unless stockholder approval is obtained before the closing of such subsequent transaction.

7.    Conditions of Closing.

7.1    Conditions to the Obligation of the Investors. The several obligations of each Investor to consummate the transactions to be consummated at such Closing, and to purchase and pay for the Securities being purchased by it at such Closing pursuant to this Agreement, are subject to the satisfaction or waiver in writing by such Investor of the following conditions precedent:

(a)    the representations and warranties of the Company contained herein shall be true and correct as of that date hereof and on and as of such Closing Date with the same force and effect as though made on and as of such Closing Date (it being understood and agreed by each Investor that for purposes of this Section 7.1(a), in the case of any representation and warranty of the Company contained herein which is made as of a specific date, such representation and warranty need be true and correct only as of such specific date);

(b)    the Company shall have performed in all material respects all obligations and conditions herein required to be performed or observed by the Company on or prior to such Closing Date;

(c)    no statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents, and no such prohibition shall have been threatened in writing;

(d)    the Company shall have obtained the consents, permits, approvals, registrations and waivers necessary for the consummation of the purchase and sale of the Securities;

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(e)    the Company shall have taken the actions and delivered the documents required under Section 3.3 or 3.5, as applicable; and

(f)    the Company shall have received such portion of the Financing Amount attributable to such Closing as indicated on Exhibit A;

(g)    the listing and trading of the Common Stock on the NYSE shall not have been suspended, nor shall any suspension have been threatened either (i) in writing by the SEC or the NYSE or (ii) by falling below the minimum listing maintenance requirements of the NYSE, and the Company shall have filed with the NYSE notice for the listing of the Securities and shall have received confirmation from staff of the NYSE that it has completed its review of filing with no objections to the transactions contemplated herein.

7.2    Conditions to the Obligation of the Company. The obligation of the Company to consummate the transactions to be consummated at such Closing, and to issue and sell to each Investor the Common Stock to be purchased by it at such Closing pursuant to this Agreement, is subject to the satisfaction or waiver in writing of the following conditions precedent:

(a)    the representations and warranties contained herein of each Investor shall be true and correct on and as of such Closing Date, with the same force and effect as though made on and as of such Closing Date;

(b)    each Investor shall have performed in all material respects all obligations and conditions herein required to be performed or observed by such Investor on or prior to such Closing Date;

(c)    no statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents, and no such prohibition shall have been threatened in writing; and

(d)    each Investor shall have taken the actions and delivered the documents required under Section 3.2 or 3.4, as applicable.

8.    Survival and Indemnification; Termination.

8.1    Survival. The representations, warranties, covenants, and agreements contained in this Agreement shall survive each Closing and the delivery of the Securities in accordance with their respective terms.

8.2    Indemnification by the Company. The Company agrees to indemnify and hold harmless each of the Investors, the officers, directors, partners, members, managers, trustees, employees, advisors and agents and other representatives, successors and assigns of each Investor, each Person who controls any such Investor (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the officers, directors, partners, members, managers, trustees and employees of each such controlling Person (each, an “Indemnified Party”), against any losses, claims, damages, liabilities or expenses, joint or several, to which such Indemnified Party may become subject under the Securities Act, the Exchange Act, or any other federal or state statutory law or regulation (including in settlement of any litigation, if such settlement is effected with the written consent of the Company, provided that such consent shall not be unreasonably withheld, conditioned, or delayed), insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof as contemplated below) arise out of or are based in

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whole or in part on the inaccuracy in the representations and warranties of the Company contained in this Agreement or the failure of the Company to perform its obligations hereunder, and will reimburse each Indemnified Party for legal and other expenses reasonably incurred as such expenses are reasonably incurred by such Indemnified Party in connection with investigating, defending, settling, compromising or paying such loss, claim, damage, liability, expense or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon (i) the failure of such Indemnified Party (or its related parties) to comply with the covenants and agreements contained herein, or (ii) the inaccuracy of any representations made by such Indemnified Party (or its related parties) herein.

8.3    Indemnification Procedure. Promptly after any Indemnified Party has received notice of any indemnifiable claim hereunder, or the commencement of any action, suit or proceeding by a third Person, which the Indemnified Party believes in good faith is an indemnifiable claim under this Agreement, the Indemnified Party shall give the Company written notice of such claim or the commencement of such action, suit or proceeding, but failure to so notify the Company will not relieve the Company from any liability it may have to such Indemnified Party hereunder except to the extent that the Company is materially prejudiced by such failure. Such notice shall state the nature and the basis of such claim to the extent then known. The Company shall have the right to defend and settle, at its own expense and by its own counsel who shall be reasonably acceptable to the Indemnified Party, any such matter as long as the Company pursues the same diligently and in good faith. If the Company undertakes to defend or settle, it shall promptly notify the Indemnified Party of its intention to do so, and the Indemnified Party shall cooperate with the Company and its counsel in all commercially reasonable respects in the defense thereof and the settlement thereof. Such cooperation shall include, but shall not be limited to, furnishing the Company with any books, records and other information reasonably requested by the Company and in the Indemnified Party’s possession or control. Such cooperation of the Indemnified Party shall be at the cost of the Company. After the Company has notified the Indemnified Party of its intention to undertake to defend or settle any such asserted liability, and for so long as the Company diligently pursues such defense, the Company shall not be liable for any additional legal expenses incurred by the Indemnified Party in connection with any defense or settlement of such asserted liability; provided, however, that the Indemnified Party shall be entitled (i) at its expense, to participate in the defense of such asserted liability and the negotiations of the settlement thereof and (ii) if (A) the Company has failed to assume the defense or employ counsel reasonably acceptable to the Indemnified Party or (B) if the defendants in any such action include both the Indemnified Party and the Company and counsel to the Indemnified Party shall have concluded that there may be reasonable defenses available to the Indemnified Party that are different from or in addition to those available to the Company or if the interests of the Indemnified Party reasonably may be deemed to conflict with the interests of the Company, then the Indemnified Party shall have the right to select a separate counsel and to assume such legal defense and otherwise to participate in the defense of such action, with the expenses and fees of such separate counsel and other expenses related to such participation to be reimbursed by the Company as incurred. Notwithstanding any other provision of this Agreement, the Company shall not settle any indemnified claim without the written consent of the Indemnified Party, unless the settlement thereof imposes no liability or obligation on, and includes a complete release from liability of, and does not include any admission of wrongdoing or malfeasance by, the Indemnified Party.

9.    Miscellaneous.

9.1    Successors and Assigns. This Agreement may not be assigned by an Investor party hereto without the prior written consent of the Company or by the Company without the prior written consent of all of the Investors, as applicable; provided, however, that an Investor may assign its rights and delegate its duties hereunder in whole or in part to an Affiliate without the prior written consent of the Company, provided such assignee agrees in writing to be bound by the provisions hereof that apply to Investors. The provisions of this Agreement shall inure to the benefit of and be binding upon the respective permitted successors and assigns of the parties.

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9.2    Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via electronic mail (including pdf or any electronic signature complying with the U.S. ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

9.3    Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

9.4    Notices. All notices and other communications under this Agreement must be in writing and are deemed duly delivered when (i) delivered if delivered personally or by nationally recognized overnight courier service (costs prepaid); (ii) sent, if sent by electronic mail during normal business hours of the recipient, and if not sent during normal business hours, then on the first Business Day following such transmission (with no rejection notice received); or (iii) received by the addressee, if sent by United States of America certified or registered mail, return receipt requested; in each case to the following addresses, facsimile numbers or e-mail addresses and marked to the attention of the individual (by name or title) designated below (or to such other address, facsimile number, e-mail address or individual as a party may designate by notice to the other parties):

If to the Company:

Local Bounti Corporation

400 W. Main St.

Hamilton, MT 59840

Attention: Kathleen Valiasek

E-mail: kvaliasek@localbounti.com

With a copy (which will not constitute notice) to:

Orrick, Herrington & Sutcliffe LLP

222 Berkeley Street, Suite 2000

Boston, MA 02116

Facsimile: (617) 880-1801

Attention: Albert Vanderlaan

E-mail: avanderlaan@orrick.com

If to the Investors:

to the addresses set forth on Exhibit A hereto.

9.5    Expenses. Other than as set forth herein, the parties hereto shall pay their own costs and expenses in connection herewith, regardless of whether the transactions contemplated hereby are consummated.

9.6    Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and each Investor.

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9.7    Publicity. Except as set forth in Section 6.7, no public release or announcement concerning the transactions contemplated hereby shall be issued by any of the Investors without the prior written consent of the Company (in the case of a release or announcement by the Investors) or by the Company without the prior written consent of the Investors. Notwithstanding the foregoing, each Investor may identify the Company and the value of such Investor’s security holdings in the Company in accordance with applicable investment reporting and disclosure regulations or internal policies without prior notice to or consent from the Company (including, for the avoidance of doubt, filings pursuant to Sections 13 and 16 of the Exchange Act).

9.8    Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof but shall be interpreted as if it were written so as to be enforceable to the maximum extent permitted by applicable law, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereby waive any provision of law which renders any provision hereof prohibited or unenforceable in any respect.

9.9    Entire Agreement. This Agreement, including the signature pages, exhibits and schedules thereto, and the other Transaction Documents constitute the entire agreement among the parties hereof with respect to the subject matter hereof and thereof and supersede all prior agreements, understandings and representations, both oral and written, between the parties with respect to the subject matter hereof and thereof.

9.10    Further Assurances. The parties shall execute and deliver all such further instruments and documents and take all such other actions as may reasonably be required to carry out the transactions contemplated hereby and to evidence the fulfillment of the agreements herein contained.

9.11    Governing Law; Consent to Jurisdiction; Waiver of Jury Trial. This Agreement (including all matters concerning the construction, validity, enforcement and interpretation hereof) shall be governed by, and construed in accordance with, the internal laws of the State of Delaware, without regard to the conflicts of law principles thereof. Each of the parties hereto irrevocably submits to the exclusive jurisdiction of the courts of the State of Delaware and the United States District Court for the District of Delaware (together, the “Delaware Courts”) for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Agreement and the transactions contemplated hereby. Service of process in connection with any such suit, action or proceeding may be served on each party hereto anywhere in the world by the same methods as are specified for the giving of notices under this Agreement. Each of the parties hereto irrevocably consents to the jurisdiction of any Delaware Court in any such suit, action or proceeding and to the laying of venue in such court. Each party hereto irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any Delaware Court has been brought in an inconvenient forum. To the extent that the Company has or hereafter may acquire any immunity (on the grounds of sovereignty or otherwise) from the jurisdiction of any court or from any legal process with respect to itself or its property, the Company irrevocably waives, to the fullest extent permitted by law, such immunity in respect of any such suit, action or proceeding. EACH OF THE PARTIES HERETO WAIVES ANY RIGHT TO REQUEST A TRIAL BY JURY IN ANY LITIGATION WITH RESPECT TO THIS AGREEMENT AND REPRESENTS THAT COUNSEL HAS BEEN CONSULTED SPECIFICALLY AS TO THIS WAIVER.

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9.12    Independent Nature of Investors’ Obligations and Rights. The obligations of each Investor under any Transaction Document are several and not joint with the obligations of any other Investor, and no Investor shall be responsible in any way for the performance of the obligations of any other Investor under any Transaction Document. The decision of each Investor to purchase Securities pursuant to the Transaction Documents has been made by such Investor independently of any other Investor. Nothing contained herein or in any Transaction Document, and no action taken by any Investor pursuant thereto, shall be deemed to constitute the Investors as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Investors are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. Each Investor acknowledges that no other Investor has acted as agent for such Investor in connection with making its investment hereunder and that no Investor will be acting as agent of such Investor in connection with monitoring its investment in the Securities or enforcing its rights under the Transaction Documents. Each Investor shall be entitled to independently protect and enforce its rights, including the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Investor to be joined as an additional party in any proceeding for such purpose.

9.13    Interpretation. Wherever required by the context of this Agreement, the singular shall include the plural and vice versa, and the masculine gender shall include the feminine and neuter genders and vice versa, and references to any agreement, document or instrument shall be deemed to refer to such agreement, document or instrument as amended, supplemented or modified from time to time. All article, section, paragraph or clause references not attributed to a particular document shall be references to such parts of this Agreement, and all exhibit, annex, letter and schedule references not attributed to a particular document shall be references to such exhibits, annexes, letters and schedules to this Agreement. In addition, the word “or” is not exclusive; the words “including,” “includes,” “included” and “include” are deemed to be followed by the words “without limitation”; and the terms “herein,” “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular section, paragraph or subdivision.

[Remainder of page intentionally left blank]

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IN WITNESS WHEREOF, the parties have executed this Agreement or caused their duly authorized officers to execute this Agreement as of the date first above written.

COMPANY:	LOCAL BOUNTI CORPORATION

	By:	/s/ Craig M. Hurlbert
	Name:	Craig Hurlbert
	Title:	Co-Chief Executive Officer

[Remainder of page intentionally left blank.

Signature pages for Investors follow]

[Signature Page to Securities Purchase Agreement]

IN WITNESS WHEREOF, the parties have executed this Agreement or caused their duly authorized officers to execute this Agreement as of the date first above written.

INVESTOR:	Charles R. Schwab & Helen O. Schwab TTEE The Charles and Helen Schwab Living Trust U/A DTD 11/22/1985

	By:	/s/ Charles R. Schwab
	Name:	Charles R. Schwab
	Title:	Trustee

Investor Information
Tax ID #:	***-**-****
Name in which Securities should be issued (if different from above):

[Signature Page to Securities Purchase Agreement]

IN WITNESS WHEREOF, the parties have executed this Agreement or caused their duly authorized officers to execute this Agreement as of the date first above written.

INVESTOR:	Live Oak Ventures LLC

	By:	/s/ Charles R. Schwab
	Name:	Charles R. Schwab
	Title:	Manager

Investor Information
Tax ID #:	**-*******
Name in which Securities should be issued (if different from above):

[Signature Page to Securities Purchase Agreement]

IN WITNESS WHEREOF, the parties have executed this Agreement or caused their duly authorized officers to execute this Agreement as of the date first above written.

INVESTOR:	By:	/s/ Matthew A. Nordby
	Name:	Matthew A. Nordby

Investor Information
Tax ID #:	***-**-****
Name in which Securities should be issued (if different from above):

[Signature Page to Securities Purchase Agreement]

IN WITNESS WHEREOF, the parties have executed this Agreement or caused their duly authorized officers to execute this Agreement as of the date first above written.

INVESTOR:	By:	/s/ Lyndon Lea
	Name:	Lyndon Lea

Investor Information
Tax ID #:	***-**-****
Name in which Securities should be issued (if different from above):

[Signature Page to Securities Purchase Agreement]

IN WITNESS WHEREOF, the parties have executed this Agreement or caused their duly authorized officers to execute this Agreement as of the date first above written.

INVESTOR:	By:	/s/ Robert Darwent
	Name:	Robert Darwent

Investor Information
Tax ID #:	***-**-****
Name in which Securities should be issued (if different from above):

[Signature Page to Securities Purchase Agreement]

IN WITNESS WHEREOF, the parties have executed this Agreement or caused their duly authorized officers to execute this Agreement as of the date first above written.

INVESTOR:	By:	/s/ David F. Lincoln
	Name:	David F. Lincoln

Investor Information
Tax ID #:	***-**-****
Name in which Securities should be issued (if different from above):

[Signature Page to Securities Purchase Agreement]

IN WITNESS WHEREOF, the parties have executed this Agreement or caused their duly authorized officers to execute this Agreement as of the date first above written.

INVESTOR:	BNP Paribas Asset Management UK LTD as agent on behalf of BNP Paribas Funds Energy Transition

	By:	/s/ Edward Lees
	Name:	Edward Lees
	Title:	Senior Portfolio Manager

	By:	/s/ Ulrik Fugmann
	Name:	Ulrik Fugmann
	Title:	Senior Portfolio Manager

Investor Information
Tax ID #:
Name in which Securities should be issued (if different from above):

[Signature Page to Securities Purchase Agreement]

IN WITNESS WHEREOF, the parties have executed this Agreement or caused their duly authorized officers to execute this Agreement as of the date first above written.

INVESTOR:	By:	/s/ Kathleen Valiasek
	Name:	Kathleen Valiasek

Investor Information
Tax ID #:	***-**-****
Name in which Securities should be issued (if different from above):

[Signature Page to Securities Purchase Agreement]

IN WITNESS WHEREOF, the parties have executed this Agreement or caused their duly authorized officers to execute this Agreement as of the date first above written.

INVESTOR:	By:	/s/ Margaret McCandless
	Name:	Margaret McCandless

Investor Information
Tax ID #:	***-**-****
Name in which Securities should be issued (if different from above):

[Signature Page to Securities Purchase Agreement]

IN WITNESS WHEREOF, the parties have executed this Agreement or caused their duly authorized officers to execute this Agreement as of the date first above written.

INVESTOR:	ECMC Group, Inc.

	By:	/s/ Gregory Van Guilder
	Name:	Gregory Van Guilder
	Title:	Chief Investment Officer

Investor Information
Tax ID #:	**-*******
Name in which Securities should be issued (if different from above):

[Signature Page to Securities Purchase Agreement]

IN WITNESS WHEREOF, the parties have executed this Agreement or caused their duly authorized officers to execute this Agreement as of the date first above written.

INVESTOR:	Pinnacle Associates, Ltd

	By:	/s/ Joseph Shea
	Name:	Joseph Shea
	Title:	Chief Compliance Officer

Investor Information
Tax ID #:	**-*******
Name in which Securities should be issued (if different from above):

[Signature Page to Securities Purchase Agreement]

IN WITNESS WHEREOF, the parties have executed this Agreement or caused their duly authorized officers to execute this Agreement as of the date first above written.

INVESTOR:	Wellfor LLC

	By:	/s/ Jay D. Waxenberg
	Name:	Jay Waxenberg
	Title:	Manager

Investor Information
Tax ID #:	**-*******
Name in which Securities should be issued (if different from above):

[Signature Page to Securities Purchase Agreement]

IN WITNESS WHEREOF, the parties have executed this Agreement or caused their duly authorized officers to execute this Agreement as of the date first above written.

INVESTOR:	Wheat Wind Farms, LLC

	By:	/s/ Craig M. Hurlbert
	Name:	Craig M. Hurlbert
	Title:	Founder, President

Investor Information
Tax ID #:
Name in which Securities should be issued (if different from above):

[Signature Page to Securities Purchase Agreement]

IN WITNESS WHEREOF, the parties have executed this Agreement or caused their duly authorized officers to execute this Agreement as of the date first above written.

INVESTOR:	By:	/s/ Bridget Sample Joyner
	Name:	Bridget Sample Joyner

Investor Information
Tax ID #:
Name in which Securities should be issued (if different from above):

[Signature Page to Securities Purchase Agreement]

IN WITNESS WHEREOF, the parties have executed this Agreement or caused their duly authorized officers to execute this Agreement as of the date first above written.

INVESTOR:	Variable Insurance Products Fund III: VIP Growth Opportunities Portfolio

	By:	/s/ Chris Maher
	Name:	Chris Maher
	Title:	Authorized Signatory

Investor Information
Tax ID #:	**-*******
Name in which Securities should be issued (if different from above):	Booth & Co., LLC fbo Variable Insurance Products Fund III: VIP Growth Opportunities Portfolio

[Signature Page to Securities Purchase Agreement]

IN WITNESS WHEREOF, the parties have executed this Agreement or caused their duly authorized officers to execute this Agreement as of the date first above written.

INVESTOR:	Fidelity Advisor Series I: Fidelity Advisor Growth Opportunities Fund

	By:	/s/ Chris Maher
	Name:	Chris Maher
	Title:	Authorized Signatory

Investor Information
Tax ID #:	**-*******
Name in which Securities should be issued (if different from above):	Mag & Co fbo Fidelity Advisor Series I: Fidelity Advisor Growth Opportunities Fund

[Signature Page to Securities Purchase Agreement]

IN WITNESS WHEREOF, the parties have executed this Agreement or caused their duly authorized officers to execute this Agreement as of the date first above written.

INVESTOR:	Fidelity Advisor Series I: Fidelity Advisor Series Growth Opportunities Fund

	By:	/s/ Chris Maher
	Name:	Chris Maher
	Title:	Authorized Signatory

Investor Information
Tax ID #:	**-*******
Name in which Securities should be issued (if different from above):	WARMWIND + CO fbo Fidelity Advisor Series I: Fidelity Advisor Series Growth Opportunities Fund

[Signature Page to Securities Purchase Agreement]

IN WITNESS WHEREOF, the parties have executed this Agreement or caused their duly authorized officers to execute this Agreement as of the date first above written.

INVESTOR:	Fidelity U.S. Growth Opportunities Investment Trust

	By:	Fidelity Investments Canada ULC, its manager
	By:	/s/ Chris Maher
	Name:	Chris Maher
	Title:	Authorized Signatory

Investor Information
Tax ID #:	***-****-**
Name in which Securities should be issued (if different from above):	THISBE & CO fbo Fidelity U.S. Growth Opportunities Investment Trust

[Signature Page to Securities Purchase Agreement]

IN WITNESS WHEREOF, the parties have executed this Agreement or caused their duly authorized officers to execute this Agreement as of the date first above written.

INVESTOR:	Fidelity NorthStar Fund – Sub D

	By:	Fidelity Investments Canada ULC, its manager
	By:	/s/ Chris Maher
	Name:	Chris Maher
	Title:	Authorized Signatory

Investor Information
Tax ID #:	***-****-**
Name in which Securities should be issued (if different from above):	THISBE & CO fbo Fidelity NorthStar Fund - Sub D

[Signature Page to Securities Purchase Agreement]

EXHIBIT A

SCHEDULE OF INVESTORS

Investor Name and Address	Number of Securities to be Purchased at Initial Closing	Number of Securities to be Purchased at Second Closing	Initial Closing Aggregate Purchase Price	Second Closing Aggregate Purchase Price
Variable Insurance Products Fund III: VIP Growth Opportunities Portfolio	220,875	—	$552,187.50	—
Fidelity Advisor Series I: Fidelity Advisor Growth Opportunities Fund	1,618,477	—	$4,046,192.50	—
Fidelity Advisor Series I: Fidelity Advisor Series Growth Opportunities Fund	69,619	—	$174,047.50	—
Fidelity U.S. Growth Opportunities Investment Trust	18,439	—	$46,097.50	—
Fidelity NorthStar Fund - Sub D	72,590	—	$181,475.00	—
Live Oak Ventures LLC	2,400,000	—	$6,000,000.00	—
Charles R. Schwab & Helen O. Schwab TTEE The Charles & Helen Schwab Living Trust U/A DTD 11/22/1985	600,000	—	$1,500,000.00	—
BNP Paribas Asset Management UK LTD, as agent on behalf of BNP Paribas Funds Energy Transition	—	3,200,000	—	$8,000,000.00
ECMC Group, Inc.	200,000	—	$500,000.00	—

Investor Name and Address	Number of Securities to be Purchased at Initial Closing	Number of Securities to be Purchased at Second Closing	Initial Closing Aggregate Purchase Price	Second Closing Aggregate Purchase Price
David F. Lincoln	200,000	—	$500,000.00	—
Lyndon Lea	300,000	—	$750,000.00	—
Robert Darwent	100,000	—	$250,000.00	—
Wellfor LLC	100,000	—	$250,000.00	—
Matthew A. Nordby	40,000	—	$100,000.00	—
Pinnacle Associates, Ltd	40,000	—	$100,000.00	—
Wheat Wind Farms, LLC	40,000	—	$100,000.00	—
Bridget Sample Joyner	40,000	—	$100,000.00	—
Kathleen Valiasek	40,000	—	$100,000.00	—
Margaret McCandless	20,000	—	$50,000.00	—

A-2

EXHIBIT B

FORM OF REGISTRATION RIGHTS AGREEMENT

SCHEDULE 4.1

SUBSIDIARIES

Name of Subsidiary	Jurisdiction of Organization
Local Bounti Operating Company LLC	Delaware

Hollandia Produce Group, Inc.	Delaware

Exhibit 10.2

Execution Version

REGISTRATION RIGHTS AGREEMENT

This REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is made and entered into as of October 21, 2022 by and among Local Bounti Corporation, a Delaware corporation (the “Company”), and each of the undersigned investors, being the “Investors” identified on Exhibit A of the Securities Purchase Agreement, dated as of October 21, 2022, by and among the Company and the Investors (the “Purchase Agreement”). Capitalized terms used herein have the respective meanings ascribed thereto in the Purchase Agreement unless otherwise defined herein.

The parties hereby agree as follows:

1.    Certain Definitions. As used in this Agreement, the following terms shall have the following meanings:

“Agreement” has the meaning set forth in the Preamble.

“Allowed Delay” has the meaning set forth in Section 2(c)(ii).

“Closing Date” means the “Initial Closing Date,” as defined in the Purchase Agreement, with respect to the purchase and sale of all Securities set forth on Exhibit A to the Purchase Agreement.

“Company” has the meaning set forth in the Preamble.

“Effective Date” means the date that a Registration Statement filed pursuant to this Agreement is first declared effective by the SEC.

“Effectiveness Deadline” has the meaning set forth in Section 2(c)(i).

“Effectiveness Period” has the meaning set forth in Section 3(a).

“Event Date” has the meaning set forth in Section 2(e).

“Filing Deadline” has the meaning set forth in Section 2(a)(i).

“Holder” or “Holders” means the holder or holders, as the case may be, from time to time, of Registrable Securities.

“Inspectors” has the meaning set forth in Section 4.

“Investors” means the Investors identified in the Purchase Agreement and any Affiliate or permitted transferee of any such Investor who is a subsequent Holder of Registrable Securities.

“Liquidated Damages” has the meaning set forth in Section 2(e).

“Maintenance Failure” has the meaning set forth in Section 2(c)(i).

“Payment Date” has the meaning set forth in Section 2(e).

“Prospectus” means (i) the prospectus included in any Registration Statement, as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement and by all other amendments and supplements to the prospectus, including post-effective amendments and all material incorporated by reference in such prospectus, and (ii) any “free writing prospectus” as defined in Rule 405 under the Securities Act.

“Purchase Agreement” has the meaning set forth in the Preamble.

“Records” has the meaning set forth in Section 4.

“Register,” “registered” and “registration” refer to a registration made by preparing and filing a Registration Statement or similar document in compliance with the Securities Act, and the declaration or ordering of effectiveness of such Registration Statement or document.

“Registrable Securities” means (i) the Securities and (ii) any other shares of Common Stock issued as a dividend or other distribution with respect to, in exchange for or in replacement of the Securities issued and sold pursuant to the Purchase Agreement; provided, however, that any such Registrable Securities shall cease to be Registrable Securities (and the Company shall not be required to maintain the effectiveness of any, or file another, Registration Statement hereunder with respect thereto) upon the first to occur of (A) a Registration Statement with respect to the sale of such Registrable Securities being declared effective by the SEC under the Securities Act and such Registrable Securities having been disposed of by the Holder thereof in accordance with such effective Registration Statement, (B) such Registrable Securities having been sold in accordance with Rule 144 (or another exemption from the registration requirements of the Securities Act), (C) such Registrable Securities becoming eligible for resale without volume or manner-of-sale restrictions and without current public information requirements pursuant to Rule 144, and without the Company then being an issuer of the type covered by the prohibition in Rule 144(i), (D) the third anniversary of the Closing Date and (E) such Registrable Securities have been sold to, or through, a broker, dealer or underwriter in a public distribution or other public securities transaction. For the avoidance of doubt, any provision herein requiring the calculation of the number of Registrable Securities as of any date, or the computation of a percentage of Registrable Securities, shall be deemed to refer to the number of shares of Common Stock constituting Registrable Securities as of such date. Also for the avoidance of doubt, in the event than an Investor participating in the Second Closing fails to fund its obligations under the Purchase Agreement, such Investor shall not be considered a party to this Agreement and shall not be entitled to any of the benefits of this Agreement.

“Registration Information Notice” has the meaning set forth in Section 5(a).

“Registration Statement” means any registration statement of the Company under the Securities Act that covers the resale of any of the Registrable Securities pursuant to the provisions of this Agreement, amendments and supplements to such Registration Statement, including post-effective amendments, all exhibits and all material incorporated by reference in such Registration Statement.

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“Required Investors” means the Investors holding a majority of the Registrable Securities outstanding from time to time.

“Restriction Termination Date” has the meaning set forth in Section 2(d).

“SEC” means the U.S. Securities and Exchange Commission.

“SEC Guidance” means (i) any publicly-available written or oral guidance of the SEC staff, or any comments, requirements or requests of the SEC staff and (ii) the Securities Act.

“Securities” means the shares of Common Stock purchased by the Investors pursuant to the Purchase Agreement.

“Transaction Documents” means this Agreement and the Purchase Agreement.

2.    Registration.

(a)    Registration Statements.

(i)    Promptly following the Closing Date but no later than ten (10) Trading Days after the Closing Date (the “Filing Deadline”), the Company shall prepare and file with the SEC one Registration Statement covering the resale of all of the Registrable Securities. Subject to any SEC comments, such Registration Statement shall include the plan of distribution, substantially in the form and substance attached hereto as Annex A. Such Registration Statement also shall cover, to the extent allowable under the Securities Act and the rules promulgated thereunder (including Rule 416), such indeterminate number of additional shares of Common Stock resulting from stock splits, stock dividends or similar transactions with respect to the Registrable Securities. Such Registration Statement (and each amendment or supplement thereto, and each request for acceleration of effectiveness thereof) shall be provided in accordance with Section 3(c) to the Investors prior to its filing or other submission.

(ii)    The Company shall take reasonable efforts to register the Registrable Securities on Form S-3 if such form is available for use by the Company, provided that if at such time the Registration Statement is on Form S-1, the Company shall maintain the effectiveness of the Registration Statement then in effect until such time as a Registration Statement on Form S-3 covering the Registrable Securities has been declared effective by the SEC.

(b)    Expenses. The Company will pay all reasonable expenses associated with each Registration Statement, including filing and printing fees, the Company’s counsel and accounting fees and expenses, costs associated with clearing the Registrable Securities for sale under applicable state securities laws and listing fees, but excluding discounts, commissions, fees of underwriters, selling brokers, dealer managers or similar securities industry professionals with respect to the Registrable Securities being sold. Except as provided in Section 6 hereof or Section 8.2 of the Purchase Agreement, the Company shall not be responsible for legal fees incurred by Holders of Registrable Securities in connection with the performance of its rights and obligations under the Transaction Documents.

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(c)    Effectiveness.

(i)    The Company shall use commercially reasonable efforts to have the initial Registration Statement declared effective as soon as reasonably practicable after the filing thereof, but not later than the earlier of (i) the fifth (5th) Business Day after the SEC informs the Company (orally or in writing, whichever is earlier) that no review of such Registration Statement will be made or that the SEC has no further comments on such Registration Statement and (ii) the 60th day after the Closing Date (or the 90th day after the Closing Date if the SEC reviews such Registration Statement) (the “Effectiveness Deadline”). The Company shall notify the Investors by e-mail as promptly as practicable, and in any event, within one (1) Business Day after any Registration Statement is declared effective and shall simultaneously provide the Investors with access to a copy of any related Prospectus to be used in connection with the sale or other disposition of the securities covered thereby.

(ii)    Notwithstanding anything to the contrary contained herein, the Company may, upon written notice to any Holder of Registrable Securities included in a Registration Statement, suspend the use of any Registration Statement, including any Prospectus that forms a part of a Registration Statement, if (A) the negotiation or consummation of a transaction by the Company is pending or an event has occurred, which negotiation, consummation or event, the Company’s Board of Directors (the “Board”) reasonably believes, upon the advice of legal counsel, would require additional disclosure by the Company in the Registration Statement of material information that the Company has a bona fide business purpose for preserving as confidential and the non-disclosure of which in the Registration Statement would be expected, in the reasonable determination of the Board, upon the advice of legal counsel, to cause the Registration Statement to fail to comply with applicable disclosure requirements or (B) the Company determines in good faith, upon advice of legal counsel, that such suspension is necessary to amend or supplement the Registration Statement or the related Prospectus so that such Registration Statement or Prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the case of the Prospectus in light of the circumstances under which they were made, not misleading; provided, however, in no event shall Holders of Registrable Securities be suspended from selling Registrable Securities pursuant to the Registration Statement for a period that exceeds 30 consecutive Trading Days or 60 total Trading Days in any 12-month period (any such suspension contemplated by this Section 2(c)(ii), an “Allowed Delay”). The Company shall use commercially reasonable efforts to terminate an Allowed Delay as promptly as practicable, and shall provide prompt written notice to Holders whose Registrable Securities are included in the Registration Statement of the termination of an Allowed Delay and take such other reasonable actions to permit registered sales of Registrable Securities as contemplated hereby.

(d)    Rule 415; Cutback. If at any time the SEC takes the position that the offering of some or all of the Registrable Securities in a Registration Statement is not eligible to be made on a delayed or continuous basis under the provisions of Rule 415 under the Securities Act or requires any Investor to be named as an “underwriter,” the Company shall (i) promptly notify each Holder of Registrable Securities thereof and (ii) make commercially reasonable efforts to persuade the SEC that the offering contemplated by such Registration Statement is a valid secondary offering and not an offering “by or on behalf of the issuer” as defined in Rule 415 and that none of the Investors is an “underwriter” in accordance with SEC Guidance. The Investors shall have the right to select one legal counsel designated by the Required Investors, at such Investors’ expense, to review and oversee any registration or matters pursuant to this Section 2(d), including participation

4

in any meetings or discussions with the SEC regarding the SEC’s position and to comment on any written submission made to the SEC with respect thereto. No such written submission with respect to this matter shall be made to the SEC to which the Investors’ counsel reasonably objects. In the event that, despite the Company’s commercially reasonable efforts and compliance with the terms of this Section 2(d), the SEC refuses to alter its position, the Company shall (i) remove from such Registration Statement such portion of the Registrable Securities (the “Cut Back Shares”) as provided below and/or (ii) agree to such restrictions and limitations on the registration and resale of the Registrable Securities as the SEC may require to assure the Company’s compliance with the requirements of Rule 415 (collectively, the “SEC Restrictions”). Unless otherwise directed in writing by a Holder as to its Registrable Securities, the number of Registrable Securities to be registered on such Registration Statement will be reduced as follows (unless the SEC Restrictions otherwise require or provide or the Holders otherwise agree):

(i)    First, the Company shall reduce or eliminate any securities to be included other than Registrable Securities; and

(ii)    Second, the Company shall reduce Registrable Securities represented by the Securities (applied, in the case that some Securities may be registered, to the Holders on a pro rata basis based on the total number of unregistered Securities held by such Holders).

In no event shall any Holder be identified as a statutory underwriter in the Registration Statement unless in response to a comment or request from the staff of the SEC or another regulatory agency; provided, however, that if the SEC requests that a Holder be identified as a statutory underwriter in the Registration Statement, such Holder will have an opportunity to withdraw from the Registration Statement. No Liquidated Damages shall accrue as to any Cut Back Shares until such date as the Company is able to effect the registration of such Cut Back Shares in accordance with any SEC Restrictions applicable to such Cut Back Shares (such date, the “Restriction Termination Date”). In furtherance of the foregoing, each Investor shall provide the Company with prompt written notice of its sale of substantially all of the Registrable Securities under such Registration Statement such that the Company will be able to file one or more additional Registration Statements covering the Cut Back Shares. From and after the Restriction Termination Date applicable to any Cut Back Shares, all of the provisions of this Section 2 (including the Company’s obligations with respect to the filing of a Registration Statement and its obligations to use reasonable efforts to have such Registration Statement declared effective within the time periods set forth herein and the liquidated damages provisions relating thereto) shall again be applicable to such Cut Back Shares; provided, however, that (i) the Filing Deadline for such Registration Statement including such Cut Back Shares shall be ten (10) Business Days after such Restriction Termination Date, and (ii) the date by which the Company is required to obtain effectiveness with respect to such Cut Back Shares shall be the earlier of (A) the fifth (5th) Business Day after the SEC informs the Company (orally or in writing, whichever is earlier) that no review of such Registration Statement will be made or that the SEC has no further comments on such Registration Statement and (B) 60th day immediately after the Restriction Termination Date (or the 90th day immediately after the Restriction Termination Date if the SEC reviews such Registration Statement).

(e)    Other Limitations. If (i) the initial Registration Statement covering the Registrable Securities is not filed with the SEC on or prior to the Filing Deadline, (ii) the initial Registration

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Statement or any other Registration Statement, as applicable, is not declared effective by the SEC (or otherwise does not become effective) for any reason on or prior to the applicable Effectiveness Deadline, (iii) after its Effective Date, (A) such Registration Statement ceases for any reason (including without limitation by reason of a stop order, or the Company’s failure to update the Registration Statement), to remain continuously effective as to all Registrable Securities for which it is required to be effective, or (B) the Holders are not permitted to utilize the Prospectus therein to resell such Registrable Securities (other than during an Allowed Delay), (iv) an Allowed Delay applicable to a Registration Statement exceeds 30 consecutive Trading Days or 60 total Trading Days in any 12-month period, or (v) after the Filing Deadline, and only in the event a Registration Statement is not effective or available to sell all Registrable Securities, the Company fails to file with the SEC any required reports under Section 13 or 15(d) of the Exchange Act such that it is not in compliance with Rule 144(c)(1), as a result of which the Holders who are not Affiliates are unable to sell Registrable Securities without restriction under Rule 144 (any such failure or breach in clauses (i) through (v) above being referred to as an “Event,” and, for purposes of clauses (i), (ii), (iii) or (v), the date on which such Event occurs, or for purposes of clause (iv) the date on which such Allowed Delay is exceeded, being referred to as an “Event Date”), then, in addition to any other rights the Holders may have hereunder or under applicable law on each such Event Date and on each monthly anniversary of each such Event Date (if the applicable Event shall not have been cured by such date) until the applicable Event is cured, the Company will pay to each Holder an amount in cash, as liquidated damages and not as a penalty (“Liquidated Damages”), equal to 1% of the aggregate purchase price paid by such Holder pursuant to the Purchase Agreement for any Registrable Securities held by such Holder on the Event Date. The Liquidated Damages pursuant to the terms hereof shall apply on a daily pro rata basis for any portion of a month prior to the cure of an Event, except in the case of the first Event Date. Such payments shall constitute the Investors’ exclusive monetary remedy for such events, but shall not affect the right of the Investors to seek injunctive relief. Such payments shall be made to each Investor in cash no later than five (5) Business Days after the date payable (such applicable date, the “Payment Date”). Interest shall accrue on the amount of Liquidated Damages that are not be paid by the Payment Date at the rate of 1% per month, accruing daily from the date such Liquidated Damages are due until such amount, plus interest thereon, is paid in full. Notwithstanding any other provision herein or in the Purchase Agreement, with respect to a Holder (i) the Filing Deadline and each Effectiveness Deadline for a Registration Statement shall be extended and any Maintenance Failure shall be automatically waived by no action of such Holder, without default by or Liquidated Damages payable by the Company to such Holder hereunder if the Company’s failure to make such filing or obtain such effectiveness or a Maintenance Failure results from the failure of such Investor to timely provide the Company with information requested by the Company and necessary to complete a Registration Statement in accordance with the requirements of the Securities Act (in which case any such deadline would be extended, and a Maintenance Failure waived, with respect to all Registrable Securities held by such Holder until such time as the Holder provides such requested information), it being understood that the failure of such Holder to timely provide such information to the Company shall not affect the rights of other Holders herein, and (ii) in no event shall the aggregate amount of Liquidated Damages (or interest thereon) paid under this Agreement to any Investor exceed, in the aggregate, 5% of the aggregate purchase price of the Securities purchased by such Investor under the Purchase Agreement.

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3.    Company Obligations. The Company will use commercially reasonable efforts to effect the registration of the Registrable Securities in accordance with the terms hereof, and pursuant thereto the Company will, as expeditiously as possible:

(a)    use commercially reasonable efforts to cause such Registration Statement to become effective and to remain continuously effective until such time as there are no longer Registrable Securities held by the Investors (the “Effectiveness Period”) and advise the Investors promptly in writing when the Effectiveness Period has expired;

(b)    prepare and file with the SEC such amendments and post-effective amendments to such Registration Statement and the related Prospectus as may be necessary to keep such Registration Statement effective for the Effectiveness Period and to comply with the provisions of the Securities Act and the Exchange Act with respect to the distribution of all of the Registrable Securities covered thereby;

(c)    provide via email to the Investors who have supplied the Company with email addresses each Registration Statement and all amendments and supplements thereto not less than three (3) Trading Days prior to their filing with the SEC and reflect in each such document when so filed with the SEC such comments regarding the Investors and the plan of distribution as the Investors may reasonably and promptly propose no later than two (2) Trading Days after the Investors have been so furnished with copies of such documents as aforesaid;

(d)    furnish to each Investor whose Registrable Securities are included in any Registration Statement (i) promptly after the same is prepared and filed with the SEC, if requested by such Investor, one (1) copy of any Registration Statement and any amendment thereto, each preliminary prospectus and Prospectus and each amendment or supplement thereto, and each letter written by or on behalf of the Company to the SEC or the staff of the SEC, and each item of correspondence from the SEC or the staff of the SEC, in each case relating to such Registration Statement (other than any portion of any thereof which contains information for which the Company has sought confidential treatment), and (ii) such number of copies of a Prospectus, including a preliminary prospectus, and all amendments and supplements thereto and such other documents as each Investor may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Investor (it being understood and agreed that such documents, or access thereto, may be provided electronically);

(e)    use commercially reasonable efforts to (i) prevent the issuance of any stop order or other suspension of effectiveness and, (ii) if such order is issued, obtain the withdrawal of any such order at the earliest possible moment;

(f)    prior to any public offering of Registrable Securities, use commercially reasonable efforts to assist or cooperate with the Investors and their counsel in connection with their registration or qualification of such Registrable Securities for the offer and sale under the securities or blue sky laws of such jurisdictions reasonably requested by the Investors; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to (i) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 3(f), (ii) subject itself to general taxation in any jurisdiction where it would not otherwise be so subject but for this Section 3(f), or (iii) file a general consent to service of process in any such jurisdiction;

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(g)    use commercially reasonable efforts to cause all Registrable Securities covered by a Registration Statement to be listed on the New York Stock Exchange (or the primary securities exchange, interdealer quotation system or other market on which the Common Stock is then listed);

(h)    promptly notify the Investors, at any time prior to the end of the Effectiveness Period, upon discovery that, or upon the happening of any event as a result of which, the Prospectus contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, and as promptly as reasonably practicable, prepare, file with the SEC and furnish to such Holder a supplement to or an amendment of such Prospectus as may be necessary so that such Prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing;

(i)    comply with all applicable rules and regulations of the SEC under the Securities Act and the Exchange Act, including, without limitation, Rule 172 under the Securities Act, file any final Prospectus, including any supplement or amendment thereof, with the SEC pursuant to Rule 424 under the Securities Act, promptly inform the Investors in writing if, at any time during the Effectiveness Period, the Company does not satisfy the conditions specified in Rule 172 and, as a result thereof, the Investors are required to deliver a Prospectus in connection with any disposition of Registrable Securities and take such other actions as may be reasonably necessary to facilitate the registration of the Registrable Securities hereunder; and

(j)    with a view to making available to the Investors the benefits of Rule 144 (or its successor rule) and any other rule or regulation of the SEC that may at any time permit the Investors to sell shares of Common Stock to the public without registration, the Company covenants and agrees to: (i) make and keep public information available, as those terms are understood and defined in Rule 144, until the earlier of (A) six months after such date as all of the Registrable Securities may be sold without restriction by the Holders thereof pursuant to Rule 144 or any other rule of similar effect or (B) such date as there are no longer Registrable Securities; (ii) file with the SEC in a timely manner all reports and other documents required of the Company under the Exchange Act; and (iii) furnish electronically to each Investor upon request, as long as such Investor owns any Registrable Securities, (A) a written statement by the Company that it has complied with the reporting requirements of the Exchange Act, (B) a copy of or electronic access to the Company’s most recent Annual Report on Form 10-K or Quarterly Report on Form 10-Q, and (C) such other information as may be reasonably requested in order to avail such Investor of any rule or regulation of the SEC that permits the selling of any such Registrable Securities without registration.

4.    Due Diligence Review; Information. If any Investor is required under applicable securities laws to be described in a Registration Statement as an “underwriter,” the Company shall, upon reasonable prior notice, make available, during normal business hours, for inspection and review by the Investors, advisors to and representatives of the Investors (who may or may not be affiliated with the Investors and who are reasonably acceptable to the Company) (collectively, the

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“Inspectors”), all pertinent financial and other records, and all other corporate documents and properties of the Company (collectively, the “Records”) as may be reasonably necessary for the purpose of such review, and cause the Company’s officers, directors and employees, within a reasonable time period, to supply all such information reasonably requested by the Inspectors (including, without limitation, in response to all questions and other inquiries reasonably made or submitted by any of them), prior to and from time to time after the filing and effectiveness of such Registration Statement for the sole purpose of enabling such Investor and its accountants and attorneys to conduct such due diligence solely for the purpose of establishing a due diligence defense to underwriter liability under the Securities Act; provided, however, that each Inspector shall agree to hold in strict confidence and shall not make any disclosure (except to such Investor) or use of any Record or other information which the Company determines in good faith to be confidential, and of which determination the Inspectors are so notified, unless (a) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in any Registration Statement or is otherwise required under the Securities Act, (b) the release of such Records is ordered pursuant to a final, non-appealable subpoena or order from a court or government body of competent jurisdiction, or (c) the information in such Records has been made generally available to the public other than by disclosure in violation of this Agreement or the Purchase Agreement. Each Investor agrees that it shall, upon learning that disclosure of such Records is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt written notice to the Company and allow the Company, at its expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, the Records deemed confidential. Nothing herein (or in any other confidentiality agreement between the Company and any Investor) shall be deemed to limit the Investors’ ability to sell Registrable Securities in a manner which is otherwise consistent with applicable laws and regulations.

Notwithstanding the foregoing, the Company shall not disclose material nonpublic information to the Investors, or to advisors to or representatives of the Investors, unless prior to disclosure of such information the Company identifies such information as being material nonpublic information and provides the Investors, such advisors and representatives with the opportunity to accept or refuse to accept such material nonpublic information for review and any Investor wishing to obtain such information enters into an appropriate confidentiality agreement with the Company with respect thereto.

5.    Obligations of the Investors.

(a)    Each Investor shall furnish in writing to the Company such information regarding itself, the Registrable Securities held by it and the intended method of disposition of the Registrable Securities held by it, as shall be reasonably required to effect the registration of such Registrable Securities. At least seven (7) Business Days prior to the first anticipated filing date of any Registration Statement, the Company shall notify each Investor of the additional information the Company requires from such Investor if such Investor elects to have any of the Registrable Securities included in such Registration Statement (the “Registration Information Notice”). An Investor shall provide such information to the Company no later than five (5) Business Days following receipt of a Registration Information Notice if such Investor elects to have any of the Registrable Securities included in such Registration Statement. It is agreed and understood that it shall be a condition precedent to the obligations of the Company to complete the registration pursuant to this Agreement with respect to the Registrable Securities of a particular Investor that

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(i) such Investor furnish to the Company such information regarding itself, the Registrable Securities held by it and the intended method of disposition of the Registrable Securities held by it as shall be reasonably required to effect the effectiveness of the registration of such Registrable Securities, and (ii) such Investor execute such documents in connection with such registration as the Company may reasonably request, including, without limitation, a waiver of its registration rights hereunder to the extent an Investor elects not to have any of its Registrable Securities included in a Registration Statement.

(b)    Each Investor, by its acceptance of the Registrable Securities, agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of a Registration Statement hereunder, unless such Investor has notified the Company in writing of its election to exclude all of its Registrable Securities from such Registration Statement.

(c)    Each Investor agrees that, upon receipt of any notice from the Company of either (i) the commencement of an Allowed Delay pursuant to Section 2(c)(ii) or (ii) the happening of an event pursuant to Section 3(h) hereof, such Investor will immediately discontinue disposition of Registrable Securities pursuant to any Registration Statement covering such Registrable Securities, until the Investor is advised by the Company that such dispositions may again be made.

(d)    Each Investor covenants and agrees that it will comply with the prospectus delivery requirements of the Securities Act as applicable to it or an exemption therefrom in connection with sales of Registrable Securities pursuant to any Registration Statement.

6.    Indemnification.

(a)    Indemnification by the Company. The Company will indemnify and hold harmless each Investor and its officers, directors, members, managers, partners, trustees, advisors, employees and agents and other representatives, successors and assigns, and each other Person, if any, who controls such Investor (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the officers, directors, partners, members, managers, trustees and employees of each such controlling Person, against any losses, claims, damages, liabilities and expenses (including reasonable attorneys’ fees), joint or several, to which they may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages, liabilities and expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement or omission or alleged omission of any material fact contained in any Registration Statement, any preliminary Prospectus or final Prospectus, or any amendment or supplement thereof; provided, however, that the Company will not be liable in any such case if and to the extent that any such loss, claim, damage or liability arises out of or is based upon (i) an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by such Investor or any such controlling person in writing specifically for use in such Registration Statement or Prospectus, (ii) the use by an Investor of an outdated or defective Prospectus after the Company has notified such Investor in writing that such Prospectus is outdated or defective or (iii) an Investor’s failure to send or give a copy of the Prospectus or supplement (as then amended or supplemented), if required (and not exempted) to the Persons asserting an untrue statement or omission or alleged untrue statement or omission at or prior to the written confirmation of the sale of Registrable Securities.

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(b)    Indemnification by the Investors. Each Investor agrees, severally but not jointly, to indemnify and hold harmless, to the fullest extent permitted by law, the Company, its directors, officers, employees, stockholders and each person who controls the Company (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expense (including reasonable attorney fees) resulting from any untrue statement of a material fact or any omission of a material fact required to be stated in any Registration Statement or Prospectus or preliminary Prospectus or amendment or supplement thereto or necessary to make the statements therein not misleading, to the extent, but only to the extent, that such untrue statement or omission is contained in any information regarding such Investor and furnished in writing by such Investor to the Company specifically for inclusion in such Registration Statement or Prospectus or amendment or supplement thereto. In no event shall the liability of an Investor be greater than the dollar amount of the proceeds received by such Investor upon the sale of the Registrable Securities included in such Registration Statement giving rise to such indemnification obligation (net of all expenses paid by such Investor in connection with any claim relating to this Section 6(b) and the amount of any damages such Holder has otherwise been required to pay by reason of such untrue statement or omission).

(c)    Conduct of Indemnification Proceedings. Any person entitled to indemnification hereunder shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided, that any person entitled to indemnification hereunder shall have the right to employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such person unless (A) the indemnifying party has agreed in writing to pay such fees or expenses, (B) the indemnifying party shall have failed to assume the defense of such claim and employ counsel reasonably satisfactory to such person or (C) in the reasonable judgment of any such person, based upon written advice of its counsel, a conflict of interest exists between such person and the indemnifying party with respect to such claims (in which case, if the person notifies the indemnifying party in writing that such person elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such claim on behalf of such person); and provided, further that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations hereunder, except to the extent that such failure to give notice shall materially adversely affect the indemnifying party in the defense of any such claim or litigation. It is understood that the indemnifying party shall not, in connection with any proceeding in the same jurisdiction, be liable for fees or expenses of more than one separate firm of attorneys at any time for all such indemnified parties. No indemnifying party will, except with the consent of the indemnified party, which shall not be unreasonably withheld or conditioned, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or litigation.

(d)    Contribution. If for any reason the indemnification provided for in the preceding paragraphs (a) and (b) is unavailable to an indemnified party or insufficient to hold it harmless, other than as expressly specified therein, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnified party and the

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indemnifying party, as well as any other relevant equitable considerations. No person guilty of fraudulent misrepresentation within the meaning of Section 11(f) of the Securities Act shall be entitled to contribution from any person not guilty of such fraudulent misrepresentation. In no event shall the contribution obligation of a Holder of Registrable Securities be greater in amount than the dollar amount of the proceeds (net of all expenses paid by such Holder in connection with any claim relating to this Section 6 and the amount of any damages such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission) received by it upon the sale of the Registrable Securities giving rise to such contribution obligation.

7.    Miscellaneous.

(a)    Amendments and Waivers. This Agreement may be amended only by a writing signed by the Company and the Required Investors, provided that (i) this Agreement may not be amended with respect to any Investor without the written consent of such Investor unless such amendment applies to all Investors in the same fashion and (ii) the consent of each Investor is required for any amendment to Section 2(a)(i), Section 2(c), Section 2(e), Section 6 or the definition of “Registrable Securities.”

(b)    Notices. All notices and other communications provided for or permitted hereunder shall be made as set forth in Section 9.4 of the Purchase Agreement.

(c)    Assignments and Transfers by Investors. The provisions of this Agreement shall be binding upon and inure to the benefit of the Investors and their respective successors and permitted assigns. An Investor may transfer or assign, in whole or from time to time in part, to one or more persons its rights hereunder in connection with the transfer of Registrable Securities by such Investor to such person, provided that (i) the Investor agrees in writing with the transferee or assignee to assign such rights and a copy of such agreement is furnished to the Company within a reasonable time after such assignment; (ii) the Company is, within a reasonable time after such transfer or assignment, furnished with written notice of (A) the name and address of such transferee or assignee and (B) the securities with respect to which such registration rights are being transferred or assigned; (iii) immediately following such transfer or assignment the further disposition of such securities by the transferee or assignee is restricted under the Securities Act or applicable state securities laws; (iv) at or before the time the Company receives the written notice contemplated by clause (ii) of this sentence the transferee or assignee agrees in writing with the Company to be bound by all of the provisions contained herein; (v) such transfer shall have been made in accordance with the applicable requirements of the Purchase Agreement; and (vi) unless the transferee or assignee is an Affiliate of, and after such transfer or assignment continues to be an Affiliate of, such Investor, the amount of Registrable Securities transferred or assigned to such transferee or assignee represents at least $5.0 million of Registrable Securities (based on the then-current market price of the Common Stock), unless such lesser amount is otherwise consented to by the Company.

(d)    Assignments and Transfers by the Company. This Agreement may not be assigned by the Company (whether by operation of law or otherwise) without the prior written consent of the Required Investors, provided, however, that in the event that the Company is a party to a merger, consolidation, share exchange or similar business combination transaction in which the

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Common Stock is converted into the equity securities of another Person, from and after the effective time of such transaction, such Person shall, by virtue of such transaction, be deemed to have assumed the obligations of the Company hereunder, the term “Company” shall be deemed to refer to such Person and the term “Registrable Securities” shall be deemed to include the securities received by the Investors in connection with such transaction unless such securities are otherwise freely tradable by the Investors after giving effect to such transaction.

(e)    Benefits of the Agreement. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective permitted successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

(f)    Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via electronic mail (including pdf or any electronic signature complying with the U.S. ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

(g)    Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

(h)    Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof but shall be interpreted as if it were written so as to be enforceable to the maximum extent permitted by applicable law, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereby waive any provision of law which renders any provisions hereof prohibited or unenforceable in any respect.

(i)    Further Assurances. The parties shall execute and deliver all such further instruments and documents and take all such other actions as may reasonably be required to carry out the transactions contemplated hereby and to evidence the fulfillment of the agreements herein contained. Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

(j)    Governing Law; Consent to Jurisdiction; Waiver of Jury Trial. This Agreement (including all matters concerning the construction, validity, enforcement and interpretation hereof) shall be governed by, and construed in accordance with, the internal laws of the State of Delaware, without regard to the conflicts of law principles thereof. Each of the parties hereto irrevocably submits to the exclusive jurisdiction of the Delaware Courts for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Agreement and the transactions

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contemplated hereby. Service of process in connection with any such suit, action or proceeding may be served on each party hereto anywhere in the world by the same methods as are specified for the giving of notices under this Agreement. Each of the parties hereto irrevocably consents to the jurisdiction of any Delaware Court in any such suit, action or proceeding and to the laying of venue in such court. Each party hereto irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any Delaware Court has been brought in an inconvenient forum. To the extent that the Company has or hereafter may acquire any immunity (on the grounds of sovereignty or otherwise) from the jurisdiction of any court or from any legal process with respect to itself or its property, the Company irrevocably waives, to the fullest extent permitted by law, such immunity in respect of any such suit, action or proceeding. EACH OF THE PARTIES HERETO WAIVES ANY RIGHT TO REQUEST A TRIAL BY JURY IN ANY LITIGATION WITH RESPECT TO THIS AGREEMENT AND REPRESENTS THAT COUNSEL HAS BEEN CONSULTED SPECIFICALLY AS TO THIS WAIVER.

(k)    Interpretation. Wherever required by the context of this Agreement, the singular shall include the plural and vice versa, and the masculine gender shall include the feminine and neuter genders and vice versa, and references to any agreement, document or instrument shall be deemed to refer to such agreement, document or instrument as amended, supplemented or modified from time to time. All article, section, paragraph or clause references not attributed to a particular document shall be references to such parts of this Agreement, and all exhibit, annex, letter and schedule references not attributed to a particular document shall be references to such exhibits, annexes, letters and schedules to this Agreement. In addition, the word “or” is not exclusive; the words “including,” “includes,” “included” and “include” are deemed to be followed by the words “without limitation”; and the terms “herein,” “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular section, paragraph or subdivision.

(l)    Independent Nature of Investors’ Obligations and Rights. The obligations of each Investor hereunder are several and not joint with the obligations of any other Investor hereunder, and no Investor shall be responsible in any way for the performance of the obligations of any other Holder hereunder. Nothing contained herein or in any other agreement or document delivered at any closing, and no action taken by any Investor pursuant hereto or thereto, shall be deemed to constitute the Investors as a partnership, an association, a joint venture or any other kind of group or entity, or create a presumption that the Investors are in any way acting in concert or as a group or entity with respect to such obligations or the transactions contemplated by this Agreement or any other matters, and the Company acknowledges that the Investors are not acting in concert or as a group, and the Company shall not assert any such claim, with respect to such obligations or transactions. Each Investor shall be entitled to protect and enforce its rights, including without limitation the rights arising out of this Agreement, and it shall not be necessary for any other Investor to be joined as an additional party in any proceeding for such purpose. The use of a single agreement with respect to the obligations of the Company contained was solely in the control of the Company, not the action or decision of any Investor, and was done solely for the convenience of the Company and not because it was required or requested to do so by any Investor. It is expressly understood and agreed that each provision contained in this Agreement is between the Company and an Investor, solely, and not between the Company and the Investors collectively and not between and among Investors.

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IN WITNESS WHEREOF, the parties have executed this Agreement or caused their duly authorized officers to execute this Agreement as of the date first above written.

LOCAL BOUNTI CORPORATION

By:	/s/ Craig M. Hurlbert
Name:	Craig M. Hurlbert
Title:	Co-Chief Executive Officer

[Signature Page to Registration Rights Agreement]

IN WITNESS WHEREOF, the parties have executed this Agreement or caused their duly authorized officers to execute this Agreement as of the date first above written.

INVESTOR:	Charles R. Schwab & Helen O. Schwab TTEE The Charles and Helen Schwab Living Trust U/A DTD 11/22/1985

	By:	/s/ Charles R. Schwab
	Name:	Charles R. Schwab
	Title:	Trustee

[Signature Page to Securities Purchase Agreement]

IN WITNESS WHEREOF, the parties have executed this Agreement or caused their duly authorized officers to execute this Agreement as of the date first above written.

INVESTOR:	Live Oak Ventures LLC

	By:	/s/ Charles R. Schwab
	Name:	Charles R. Schwab
	Title:	Manager

[Signature Page to Securities Purchase Agreement]

IN WITNESS WHEREOF, the parties have executed this Agreement or caused their duly authorized officers to execute this Agreement as of the date first above written.

INVESTOR:	By:	/s/ Matthew A. Nordby
	Name:	Matthew A. Nordby

[Signature Page to Securities Purchase Agreement]

IN WITNESS WHEREOF, the parties have executed this Agreement or caused their duly authorized officers to execute this Agreement as of the date first above written.

INVESTOR:	By:	/s/ Lyndon Lea
	Name:	Lyndon Lea

[Signature Page to Securities Purchase Agreement]

IN WITNESS WHEREOF, the parties have executed this Agreement or caused their duly authorized officers to execute this Agreement as of the date first above written.

INVESTOR:	By:	/s/ Robert Darwent
	Name:	Robert Darwent

[Signature Page to Securities Purchase Agreement]

IN WITNESS WHEREOF, the parties have executed this Agreement or caused their duly authorized officers to execute this Agreement as of the date first above written.

INVESTOR:	By:	/s/ David F. Lincoln
	Name:	David F. Lincoln

[Signature Page to Securities Purchase Agreement]

IN WITNESS WHEREOF, the parties have executed this Agreement or caused their duly authorized officers to execute this Agreement as of the date first above written.

INVESTOR:	BNP Paribas Asset Management UK LTD as agent on behalf of BNP Paribas Funds Energy Transition

	By:	/s/ Edward Lees
	Name:	Edward Lees
	Title:	Senior Portfolio Manager

	By:	/s/ Ulrik Fugmann
	Name:	Ulrik Fugmann
	Title:	Senior Portfolio Manager

[Signature Page to Securities Purchase Agreement]

IN WITNESS WHEREOF, the parties have executed this Agreement or caused their duly authorized officers to execute this Agreement as of the date first above written.

INVESTOR:	By:	/s/ Kathleen Valiasek
	Name:	Kathleen Valiasek

[Signature Page to Securities Purchase Agreement]

IN WITNESS WHEREOF, the parties have executed this Agreement or caused their duly authorized officers to execute this Agreement as of the date first above written.

INVESTOR:	By:	/s/ Margaret McCandless
	Name:	Margaret McCandless

[Signature Page to Securities Purchase Agreement]

IN WITNESS WHEREOF, the parties have executed this Agreement or caused their duly authorized officers to execute this Agreement as of the date first above written.

INVESTOR:	ECMC Group, Inc.

	By:	/s/ Gregory Van Guilder
	Name:	Gregory Van Guilder
	Title:	Chief Investment Officer

[Signature Page to Securities Purchase Agreement]

IN WITNESS WHEREOF, the parties have executed this Agreement or caused their duly authorized officers to execute this Agreement as of the date first above written.

INVESTOR:	Pinnacle Associates, Ltd

	By:	/s/ Joseph Shea
	Name:	Joseph Shea
	Title:	Chief Compliance Officer

[Signature Page to Securities Purchase Agreement]

IN WITNESS WHEREOF, the parties have executed this Agreement or caused their duly authorized officers to execute this Agreement as of the date first above written.

INVESTOR:	Wellfor LLC

	By:	/s/ Jay D. Waxenberg
	Name:	Jay Waxenberg
	Title:	Manager

[Signature Page to Securities Purchase Agreement]

IN WITNESS WHEREOF, the parties have executed this Agreement or caused their duly authorized officers to execute this Agreement as of the date first above written.

INVESTOR:	Wheat Wind Farms, LLC

	By:	/s/ Craig M. Hurlbert
	Name:	Craig M. Hurlbert
	Title:	Founder, President

[Signature Page to Securities Purchase Agreement]

IN WITNESS WHEREOF, the parties have executed this Agreement or caused their duly authorized officers to execute this Agreement as of the date first above written.

INVESTOR:	By:	/s/ Bridget Sample Joyner
	Name:	Bridget Sample Joyner

[Signature Page to Securities Purchase Agreement]

IN WITNESS WHEREOF, the parties have executed this Agreement or caused their duly authorized officers to execute this Agreement as of the date first above written.

INVESTOR:	Variable Insurance Products Fund III: VIP Growth Opportunities Portfolio

	By:	/s/ Chris Maher
	Name:	Chris Maher
	Title:	Authorized Signatory

[Signature Page to Securities Purchase Agreement]

IN WITNESS WHEREOF, the parties have executed this Agreement or caused their duly authorized officers to execute this Agreement as of the date first above written.

INVESTOR:	Fidelity Advisor Series I: Fidelity Advisor Growth Opportunities Fund

	By:	/s/ Chris Maher
	Name:	Chris Maher
	Title:	Authorized Signatory

[Signature Page to Securities Purchase Agreement]

IN WITNESS WHEREOF, the parties have executed this Agreement or caused their duly authorized officers to execute this Agreement as of the date first above written.

INVESTOR:	Fidelity Advisor Series I: Fidelity Advisor Series Growth Opportunities Fund

	By:	/s/ Chris Maher
	Name:	Chris Maher
	Title:	Authorized Signatory

[Signature Page to Securities Purchase Agreement]

IN WITNESS WHEREOF, the parties have executed this Agreement or caused their duly authorized officers to execute this Agreement as of the date first above written.

INVESTOR:	Fidelity U.S. Growth Opportunities Investment Trust

	By:	Fidelity Investments Canada ULC, its manager
	By:	/s/ Chris Maher
	Name:	Chris Maher
	Title:	Authorized Signatory

[Signature Page to Securities Purchase Agreement]

IN WITNESS WHEREOF, the parties have executed this Agreement or caused their duly authorized officers to execute this Agreement as of the date first above written.

INVESTOR:	Fidelity NorthStar Fund – Sub D

	By:	Fidelity Investments Canada ULC, its manager
	By:	/s/ Chris Maher
	Name:	Chris Maher
	Title:	Authorized Signatory

[Signature Page to Registration Rights Agreement]

Annex A

Plan of Distribution

The Selling Securityholders (each, a “Selling Securityholder”) may offer and sell, from time to time, their respective shares of Common Stock covered by this prospectus. The Selling Securityholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. Such sales may be made on one or more exchanges or in the over-the-counter market or otherwise, at prices and under terms then prevailing or at prices related to the then current market price or in negotiated transactions. The Selling Securityholders may sell their securities by one or more of, or a combination of, the following methods:

•	purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this prospectus;

•	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•	block trades in which the broker-dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	an over-the-counter distribution in accordance with the rules of the New York Stock Exchange;

•

through trading plans entered into by a Selling Securityholder pursuant to Rule 10b5-1 under the Exchange Act that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of their securities on the basis of parameters described in such trading plans;

•	short sales;

•	distribution to employees, members, limited partners or stockholders of the Selling Securityholders;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	by pledge to secured debts and other obligations;

•	delayed delivery arrangements;

•	to or through underwriters or agents;

•

in “at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices, at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offerings through sales agents;

•	in privately negotiated transactions;

•	in options transactions; and

•	through a combination of any of the above methods of sale, as described below, or any other method permitted pursuant to applicable law.

In addition, any securities that qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this prospectus.

To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution. In connection with distributions of the securities or otherwise, the Selling Securityholders may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of the securities in the course of hedging the positions they assume with Selling Securityholders. The Selling Securityholders may also sell the securities short and redeliver the securities to close out such short positions. The Selling Securityholders may also enter into option or other transactions with broker-dealers or other financial institutions which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). The Selling Securityholders may also pledge securities to a broker-dealer or other financial institution, and, upon a default, such broker-dealer or other financial institution, may effect sales of the pledged securities pursuant to this prospectus (as supplemented or amended to reflect such transaction).

A Selling Securityholder that is an entity may elect to make an in-kind distribution of common stock to its members, partners or shareholders pursuant to the registration statement of which this prospectus is a part by delivering a prospectus. To the extent that such members, partners or shareholders are not Affiliates of ours, such members, partners or shareholders would thereby receive freely tradable shares of common stock pursuant to the distribution through a registration statement.

A Selling Securityholder may also pledge securities to a broker-dealer or other financial institution, and, upon a default, such broker-dealer or other financial institution, may effect sales of the pledged securities pursuant to this prospectus (as supplemented or amended to reflect such transaction).

A Selling Securityholder may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by any Selling Securityholder or borrowed from any Selling Securityholder or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from any Selling Securityholder in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, any Selling Securityholder may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

In effecting sales, broker-dealers or agents engaged by the Selling Securityholders may arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts or concessions from the Selling Securityholders in amounts to be negotiated immediately prior to the sale.

In offering the securities covered by this prospectus, the Selling Securityholders and any broker-dealers who execute sales for the Selling Securityholders may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. Any profits realized by the Selling Securityholders and the compensation of any broker-dealer may be deemed to be underwriting discounts and commissions.

In order to comply with the securities laws of certain states, if applicable, the securities must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

We have advised the Selling Securityholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of securities in the market and to the activities of the Selling Securityholders and their affiliates. In addition, we will make copies of this prospectus available to the Selling Securityholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The Selling Securityholders may indemnify any broker-dealer that participates in transactions involving the sale of the securities against certain liabilities, including liabilities arising under the Securities Act.

At the time a particular offer of securities is made, if required, a prospectus supplement will be distributed that will set forth the number of securities being offered and the terms of the offering, including the name of any underwriter, dealer or agent, the purchase price paid by any underwriter, any discount, commission and other item constituting compensation, any discount, commission or concession allowed or reallowed or paid to any dealer, and the proposed selling price to the public.

Certain agents, underwriters and dealers, and their associates and affiliates, may be customers of, have borrowing relationships with, engage in other transactions with, or perform services, including investment banking services, for us or one or more of our respective affiliates and/or the Selling Securityholders or one or more of its respective affiliates in the ordinary course of business for which they receive compensation.

We have agreed to indemnify the Selling Securityholders party to the Registration Rights Agreement against certain civil liabilities, including certain liabilities under the Securities Act, relating to the registration of the shares of Common Stock offered by them pursuant to this prospectus, and such Selling Securityholders will be entitled to contribution from us with respect to those liabilities. The Selling Securityholders party to the Registration Rights Agreement will indemnify us against certain civil liabilities, including liabilities under the Securities Act, and we will be entitled to contribution from such Selling Securityholders with respect to those liabilities. In addition, we or the Selling Securityholders party to the Registration Rights Agreement may provide agents and underwriters with indemnification against civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to those liabilities. For additional information regarding the Registration Rights Agreement, see the section entitled “Description of Securities - Registration Rights.”

Exhibit 99.1

Local Bounti Announces PIPE Financing to Support Long-term Growth Strategy

Entered into Agreement for $23.3 million PIPE with Fidelity Management & Research Company, BNP Paribas and other existing investors including management

HAMILTON, Mont., October 24, 2022 – Local Bounti Corporation (NYSE: LOCL, LOCL WS) (“Local Bounti” or the “Company”), a breakthrough U.S. indoor agriculture company combining the best aspects of vertical and greenhouse growing technologies, today announced an equity raise to support the continued scale-up of its organization and build-out of its network of innovative Controlled Environment Agriculture (“CEA”) facilities that leverage its proprietary Stack & Flow TechnologyTM to significantly improve crop turns, increase output and improve unit economics.

“We are pleased to enter into this equity investment with the support of many of our marquee long-term shareholders, including our management team,” commented Kathleen Valiasek, CFO of Local Bounti. “We are very focused on delivering high quality, great tasting produce grown locally and closer to the consumer and this financing allows us to continue to strategically expand our national footprint to meet robust demand from our existing customer base.”

The Company arranged a $23.3 million private investment in public equity (PIPE) investment (the “Offering”) in the Company with significant investment coming from existing investors, including Fidelity Management & Research Company and BNP Paribas. Under the terms of the Offering, Local Bounti has agreed to issue and sell in a private placement an aggregate of approximately 9.3 million shares of the Company’s common stock at a price per share of $2.50, the closing price of the Company’s common stock on October 20, 2022.

The securities sold, or to be sold, in the Offering are being made in a transaction not involving a public offering and have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements. Concurrently with the execution of the securities purchase agreement, Local Bounti and the investors in the Offering entered into a registration rights agreement pursuant to which the Company has agreed to file a registration statement with the SEC registering the resale of the securities sold in the Offering.

About Local Bounti

Local Bounti is redefining indoor farming with an innovative method – its proprietary Stack & Flow TechnologyTM – that significantly improves crop turns, increases output and improves unit economics. Local Bounti operates advanced indoor growing facilities across the United States, servicing approximately 10,000 retail doors with its two brands: Local Bounti® and Pete’s®. We grow healthy food utilizing a hybrid approach that integrates the best attributes of controlled environment agriculture with natural elements. Our sustainable growing methods are better for the planet, using 90% less water and land than conventional farming methods. With a mission to ‘bring our farm to your kitchen in the fewest food miles possible,’ Local Bounti’s food is fresher, more nutritious, and lasts longer than traditional agriculture. To find out more, visit localbounti.com or eatpetes.com, or follow Local Bounti on LinkedIn for the latest news and developments.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. In some cases, you can identify these forward-looking statements by words such as “anticipate,” “approximate,” “believe,” “commit,” “continue,” “could,” “estimate,” “expect,” “hope,” “intend,” “may,” “outlook,” “plan,” “project,” “potential,” “should,” “would,” “will,” and other similar words or expressions. Forward-looking statements reflect Local Bounti’s current expectations or beliefs concerning future events and actual events may differ materially from historical results or current expectations. The reader is cautioned not to place undue reliance on these forward-looking statements, which are not a guarantee of future performance and are subject to a number of uncertainties, risks, assumptions, and other factors, many of which are outside the control of Local Bounti. The forward-looking statements in this press release relate to the Offering. The following factors, among others, could cause actual results to differ materially from those described in these forward-looking statements: Local Bounti’s inability to complete the Offering; Local Bounti’s ability to effectively integrate the recently acquired operations of Pete’s into its existing operations; the ability of Local Bounti to retain and hire key personnel; the uncertainty of projected financial information; Local Bounti’s increased leverage as a result of additional indebtedness incurred in connection with the recent acquisition of Pete’s; restrictions contained in Local Bounti’s debt facility agreements with Cargill Financial Services International, Inc.; Local Bounti’s ability to repay, refinance, restructure, or extend its indebtedness as it comes due; unknown liabilities that may be assumed in acquisitions; Local Bounti’s ability to generate revenue; the risk that Local Bounti may never achieve or sustain profitability; the risk that Local Bounti could fail to effectively manage its future growth; the risk that Local Bounti will fail to obtain additional necessary capital when needed on acceptable terms or at all; Local Bounti’s ability to build out additional facilities; reliance on third parties for construction, delays relating to material delivery and supply chains, and fluctuating material prices; Local Bounti’s ability to maintain its gross margin or decrease its cost of goods sold over time; potential for damage to or problems with Local Bounti’s facilities; Local Bounti’s ability to attract and retain qualified employees; Local Bounti’s ability to develop and maintain its brand or brands it may acquire; Local Bounti’s ability to maintain its company culture or focus on its vision as it grows; Local Bounti’s ability to execute on its growth strategy; the risks of diseases and pests destroying crops; Local Bounti’s ability to compete successfully in the highly competitive natural food market; Local Bounti’s ability to defend itself against intellectual property infringement claims; changes in consumer preferences, perception, and spending habits in the food industry; seasonality; Local Bounti’s ability to achieve its sustainability goals; and other risks and uncertainties indicated from time to time, including those under “Risk Factors” and “Forward-Looking Statements” in Local Bounti’s Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC on March 30, 2022, as supplemented by subsequent Quarterly Reports on Form 10-Q and Annual Reports on Form 10-K, and other reports and documents Local Bounti files from time to time with the SEC. Local Bounti cautions that the foregoing list of factors is not exclusive and cautions readers not to place undue reliance upon any forward-looking statements, which speak only as of the date hereof.

Local Bounti does not undertake or accept any obligation or undertaking to update or revise any forward-looking statements to reflect any change in its expectations or any change in events, conditions, or circumstances on which any forward-looking statement is based.

Contact:

Kathleen Valiasek, Chief Financial Officer

Local Bounti

investors@localbounti.com